UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Material

☐	Soliciting Material under §240.14a-12

SURGALIGN HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SURGALIGN HOLDINGS, INC.

520 Lake Cook Road, Suite 315

Deerfield, Illinois 60015

April 11, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Surgalign Holdings, Inc. (“Surgalign” or the “Company”), to be held at 9:00 a.m., Central Time, on May 10, 2022 (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting, conducted via live webcast, to allow all of our stockholders to participate no matter where they are located and as a health precaution in light of COVID-19. You or your proxyholder will be able to attend the annual meeting and vote during the meeting by visiting www.virtualshareholdermeeting.com/SRGA2022. You will need to have your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials to join the Annual Meeting. As always, we encourage you to vote your shares prior to the Annual Meeting. You may submit questions only in advance of the meeting at www.proxyvote.com when you vote your shares. We encourage you to submit any question that is relevant to the proposals presented at the meeting.

The enclosed proxy statement is dated April 11, 2022, and, together with the enclosed form of proxy card, is first being mailed to the stockholders of Surgalign on or about April 11, 2022. The notice and proxy statement accompanying this letter contain details of the business to be conducted at the Annual Meeting.

You will be asked to consider and vote on a proposal to: (i) elect six directors to serve for the ensuing year (the “Election of Directors Proposal”); (ii) approve a proposal to amend Surgalign’s Amended and Restated Certificate of Incorporation, as amended, to increase the total number of shares authorized for issuance from 300,000,000 to 600,000,000 shares of common stock (the “Share Increase Proposal”), to take effect only if the Reverse Stock Split Proposal is not approved; (iii) approve a proposal to amend Surgalign’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the issued and outstanding shares of our common stock and authorize the board of directors of the Company (the “Board”) to select the ratio of the reverse stock split as set forth in the amendment (the “Reverse Stock Split Proposal”); (iv) approve a proposal to amend the Surgalign Holdings, Inc. 2021 Incentive Compensation Plan (the “Incentive Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the Incentive Plan from 5,000,000 to 20,000,000 (before giving effect to the reverse stock split, if approved) (the “Incentive Plan Amendment Proposal”); (v) approve (on an advisory basis) the compensation of our named executive officers for 2021, as disclosed in the proxy statement (the ““Say on Pay” Proposal”); and (vi) ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (the “Auditor Ratification Proposal”).

The Board unanimously recommends that you vote (i) “FOR” all of the six nominees to the Board named in the Election of Directors Proposal; (ii) “FOR” the Share Increase Proposal; (iii) “FOR” the Reverse Stock Split Proposal; (iv) “FOR” the Incentive Plan Amendment Proposal; (v) “FOR” the “Say on Pay” Proposal; and (vi) “FOR” the Auditor Ratification Proposal.

The enclosed proxy statement provides detailed information about the Annual Meeting. We encourage you to read the proxy statement and its annexes carefully and in their entirety. You may also obtain more information about Surgalign from documents we file with the U.S. Securities and Exchange Commission from time to time.

Whether or not you plan to attend the Annual Meeting virtually, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically through the Internet or by telephone. If you attend the Annual Meeting virtually and vote at the Annual Meeting through the meeting website, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with the voting instruction form you will receive from your bank, broker or other nominee.

If you have any questions or need assistance voting your shares of Surgalign’s common stock, please contact Okapi Partners LLC, our proxy solicitor, by calling, toll-free at (877) 629-6357.

On behalf of the Board, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

Terry M. Rich President and Chief Executive Officer	Sheryl L. Conley Chair of the Board of Directors

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

SURGALIGN HOLDINGS, INC.

520 Lake Cook Road, Suite 315

Deerfield, Illinois 60015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 10, 2022

To the Stockholders of Surgalign Holdings, Inc. (“Surgalign”):

Surgalign will hold the 2022 Annual Meeting (the “Annual Meeting”) of stockholders of Surgalign on May 10, 2022, at 9:00 a.m., Central Time, virtually by live webcast, for the following purposes:

(1)

to elect six directors: Sheryl L. Conley, Thomas A. McEachin, Terry M. Rich, Mark D. Stolper, Paul G. Thomas, and Nicholas J. Valeriani, to serve on the board of directors of Surgalign (the “Board”) and hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified (the “Election of Directors Proposal”);

(2)

to consider and vote on the proposal to approve an amendment to Surgalign’s Amended and Restated Certificate of Incorporation, as amended, to increase the total number of shares authorized for issuance from 300,000,000 to 600,000,000 shares of common stock (the “Share Increase Proposal”), to take effect only if the Reverse Stock Split Proposal is not approved;

(3)

to consider and vote on the proposal to approve an amendment to Surgalign’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the issued and outstanding shares of our common stock and authorize the Board to select the ratio of the reverse stock split as set forth in the amendment (the “Reverse Stock Split Proposal”);

(4)

to consider and vote on the proposal to approve an amendment to the Surgalign Holdings, Inc. 2021 Incentive Compensation Plan (the “Incentive Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the Incentive Plan from 5,000,000 to 20,000,000 (the “Incentive Plan Amendment Proposal”);

(5)	to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement (the ““Say on Pay” Proposal”);

(6)	to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (the “Auditor Ratification Proposal”); and

(7)	to transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The above items of business are more fully described in our proxy statement accompanying this notice. We have not received notice of other matters that may be properly presented at the Annual Meeting.

There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. Instead, you will be able to attend the Annual Meeting and vote during the meeting by visiting www.virtualshareholdermeeting.com/SRGA2022. You may submit questions only in advance of the meeting at www.proxyvote.com when you vote your shares. We encourage you to submit any question that is relevant to the proposals being presented at the meeting. However, whether or not you plan to attend the Annual Meeting virtually, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. Please review the instructions in this proxy statement on how to vote your shares over the Internet, by telephone, or by mailing the enclosed proxy card. Any stockholder attending the Annual Meeting virtually may vote at the Annual Meeting, even if such stockholder has returned a proxy prior to the Annual Meeting.

If your brokerage firm, bank or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted, and your broker, bank or similar organization is required to vote those shares in accordance with your instructions. If you do not provide voting instructions to your brokerage firm, bank or similar organization, the broker can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. For purposes of the Annual Meeting, the “routine” matters are the Share Increase Proposal, the Reverse Stock Split Proposal, and the Auditor Ratification Proposal. This means that if you do not give instructions to your brokerage firm, bank or similar organization with respect to the Share Increase Proposal, the Reverse Stock Split Proposal, and the Auditor Ratification Proposal, your brokerage firm, bank or similar organization will still be able to vote your shares. If you do not provide voting instructions to your brokerage firm, bank or similar organization, the broker will not be able to vote your shares with respect to the Election of Directors Proposal, the Incentive Plan Amendment Proposal and the “Say on Pay” Proposal. We urge you to instruct your brokerage firm, bank or other similar organization, to vote your shares as recommended by the Board on the proxy or voting instruction card.

The Board has fixed the close of business on April 4, 2022 as the record date for the determination of the stockholders of Surgalign entitled to receive notice of the Annual Meeting. Only holders of record of Surgalign common stock at the close of business on the record date for the Annual Meeting are entitled to vote at the Annual Meeting. A complete list of Surgalign stockholders entitled to vote at the Annual Meeting will be available for review through the meeting website for stockholders who choose to attend and at the executive offices of Surgalign during ordinary business hours for a period of ten days before the Annual Meeting. If you would like to inspect the stockholder list, call our Corporate Secretary at (224) 303-4651 to schedule an appointment.

The Board unanimously recommends that you vote (i) “FOR” all of the six nominees to the Board named in the Election of Directors Proposal; (ii) “FOR” the Share Increase Proposal; (iii) “FOR” the Reverse Stock Split Proposal; (iv) “FOR” the Incentive Plan Amendment Proposal; (v) “FOR” the “Say on Pay” Proposal; and (vi) “FOR” the Auditor Ratification Proposal.

As holders of Surgalign stock, your vote is very important. Please vote your shares promptly.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting virtually. Instructions regarding the different methods for voting your shares are provided under the section entitled “Questions and Answers about the Annual Meeting”.

This notice and the accompanying proxy statement are sent by order of the Board.

Joshua H. DeRienzis

Chief Legal Officer and Corporate Secretary

Dated: April 11, 2022

ADDITIONAL INFORMATION

The accompanying proxy statement incorporates by reference important business and financial information about Surgalign from documents that are not included in or delivered with the accompanying proxy statement. You can obtain the documents that are incorporated by reference into the accompanying proxy statement (other than certain exhibits or schedules to those documents), without charge, by requesting them in writing or by telephone from Surgalign at the following addresses and telephone numbers, or through the U.S. Securities and Exchange Commission (the “SEC”) website at www.sec.gov:

Surgalign Holdings, Inc.

520 Lake Cook Road, Suite 315

Deerfield, Illinois 60015

Attn: Corporate Secretary

Telephone: 224-303-4651

To obtain timely delivery of the documents, you must request them no later than five business days before the date of the Annual Meeting. Therefore, if you would like to request documents from Surgalign, please do so by May 3, 2022 in order to receive them before the Annual Meeting.

The accompanying proxy statement includes and contains calculations based upon shares of Surgalign common stock outstanding and entitled to vote and holders of record as of the record date, April 4, 2022.

In addition, if you have questions about the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need to obtain proxy cards or other information related to the proxy statement, please contact Okapi Partners LLC, the proxy solicitor for Surgalign, toll-free at (877) 285-5990. You will not be charged for any of these documents that you request.

For more information, see the section entitled “Where You Can Find Additional Information”, beginning on page 74 of the accompanying proxy statement.

i

ANNEX A: SHARE INCREASE CERTIFICATE OF AMENDMENT	Annex A-1
ANNEX B: REVERSE STOCK SPLIT CERTIFICATE OF AMENDMENT	Annex B-1
ANNEX C: AMENDMENT TO 2021 INCENTIVE COMPENSATION PLAN	Annex C-1

ii

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The following questions and answers are intended to address some commonly asked questions regarding the Annual Meeting. These questions and answers may not address all questions that may be important to you as a Surgalign stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section entitled “Where You Can Find Additional Information” beginning on page 74 of this proxy statement.

Q:	When and where will the Annual Meeting be held?

A:

In order to allow all stockholders to attend the Annual Meeting, and due to concerns surrounding the ongoing COVID-19 pandemic, the Annual Meeting will take place exclusively in a virtual meeting format on May 10, 2022, at 9:00 a.m., Central Time, and will be held via a live webcast at www.virtualshareholdermeeting.com/SRGA2022 (the “Annual Meeting Website”).

Q:	Who is entitled to vote at the Annual Meeting?

A:	Only holders of record of Surgalign common stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting.

Q:	How can I, as a Surgalign stockholder, attend the Annual Meeting?

A:

All Surgalign stockholders are invited to attend the Annual Meeting virtually. To be admitted to the Annual Meeting Website, stockholders must enter their 16-digit control number found on the stockholder’s proxy card, voting instruction form, or notice previously received by stockholders. To help Surgalign plan for the Annual Meeting, please indicate whether you expect to attend by responding affirmatively when prompted during Internet or telephone proxy submission or by following the instructions included on your proxy card. You may submit questions only in advance of the meeting at www.proxyvote.com when you vote your shares. We encourage you to submit any question that is relevant to the proposals presented at the meeting.

Q:	What proposals will be considered at the Annual Meeting?

A:	At the Annual Meeting, Surgalign stockholders will be asked:

•

to elect six directors: Sheryl L. Conley; Thomas A. McEachin; Terry M. Rich; Mark D. Stolper; Paul G. Thomas; and Nicholas J. Valeriani, to serve on our Board and hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified (the “Election of Directors Proposal”) (see the section of this proxy statement entitled “Proposal 1: Election of Directors Proposal”);

•

to consider and vote on the proposal to approve an amendment to Surgalign’s Amended and Restated Certificate of Incorporation, as amended, to increase the total number of shares authorized for issuance from 300,000,000 to 600,000,000 shares of common stock (the “Share Increase Proposal”), but only if the Reverse Stock Split Proposal is not approved (see the section of this proxy statement entitled “Proposal 2: Share Increase Proposal”);

•

to consider and vote on the proposal to approve an amendment to Surgalign’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the issued and outstanding shares of our common stock and authorize the Board to select the ratio of the reverse stock split as set forth in the amendment (the “Reverse Stock Split Proposal”) (see the section of this proxy statement entitled “Proposal 3: Reverse Stock Split Proposal”);

•

to consider and vote on the proposal to approve an amendment to the Surgalign Holdings, Inc. 2021 Incentive Compensation Plan (the “Incentive Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the Incentive Plan from 5,000,000 to 20,000,000 (the “Incentive Plan Amendment Proposal”) (see the section of this proxy statement entitled “Proposal 4: Incentive Plan Amendment Proposal”);

•

to approve (on an advisory basis) the compensation of our named executive officers, as disclosed in the proxy statement (the ““Say on Pay” Proposal”) (see the section of this proxy statement entitled “Proposal 5: Advisory Vote on Executive Compensation (the “Say on Pay” Vote)”); and

•

to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (the “Auditor Ratification Proposal”) (see the section of this proxy statement entitled “Proposal 6: Auditor Ratification Proposal”).

Surgalign will not transact other business at its Annual Meeting, except such other business as may properly be brought before the Annual Meeting.

Q:	How does the Surgalign board of directors recommend that I vote?

A:

Surgalign’s Board of Directors (the “Board”) unanimously recommends that you vote (i) “FOR” all of the six nominees to the Board named in the Election of Directors Proposal; (ii) “FOR” the Share Increase Proposal; (iii) “FOR” the Reverse Stock Split Proposal; (iv) “FOR” the Incentive Plan Amendment Proposal; (v) “FOR” the “Say on Pay” Proposal; and (vi) “FOR” the Auditor Ratification Proposal.

Q:	How many shares of Surgalign common stock are eligible to be voted?

A:

As of the record date, there were 198,734,928 shares of Surgalign common stock outstanding and entitled to vote at the Annual Meeting (including 472,509 unvested restricted shares of Surgalign common stock), held by approximately 305 holders of common stock and 36 holders of unvested restricted shares. Each holder of Surgalign common stock is entitled to one vote for each share of Surgalign common stock owned as of the record date.

Q:	How does the Reverse Stock Split Proposal interact with the Share Increase Proposal and the Incentive Plan Amendment Proposal?

A:

The reverse stock split being proposed this year will proportionally reduce the issued and outstanding shares. Stockholder approval and the Board’s implementation of the Share Increase Proposal is contingent on the Company not receiving stockholder approval of the Reverse Stock Split Proposal. In other words, if the Reverse Stock Split Proposal is approved and the Board implements the Reverse Stock Split Proposal, the Company will not implement the Share Increase Proposal. Upon the implementation of the Reverse Stock Split Proposal, the number of shares authorized to be issued pursuant to the Incentive Plan would be proportionally reduced in accordance with the reverse stock split.

Stockholder approval and the Board’s implementation of the Incentive Plan Amendment Proposal is not contingent on the Company receiving stockholder approval and the Board’s implementation of the Reverse Stock Split Proposal. If the Reverse Stock Split Proposal and the Incentive Plan Amendment Proposal are both approved and the Board decides to implement the Reverse Stock Split Proposal, the Incentive Plan Amendment Proposal shall be implemented prior to the implementation of the Reverse Stock Split Proposal. Upon the implementation of the Reverse Stock Split Proposal, the number of shares authorized to be issued pursuant to the Incentive Plan would be proportionally reduced in accordance with the reverse stock split.

Q:	What are my voting choices and what is the voting requirement to approve each of the proposals?

1.    What are my voting choices when voting for director nominees identified in this proxy statement, and what vote is needed to elect directors?

In the vote on the election of the six director nominees identified in this proxy statement to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified, stockholders may:

•	vote in favor of all nominees;

•	withhold votes with respect to all nominees; or

•	withhold votes with respect to specific nominees.

Directors will be elected by a plurality of the votes cast by the holders of shares of voting stock, voting virtually or by proxy at the meeting, meaning that the six nominees receiving the most “FOR” votes (among votes properly cast virtually or by proxy) will be elected. Only votes “FOR” will affect the outcome. Withheld votes or broker non-votes will not affect the outcome of the vote.

2.    What are my voting choices when voting to approve the Share Increase Proposal and what vote is needed to approve this proposal?

In connection with the Share Increase Proposal, stockholders may:

•	vote in favor of the proposal;

•	vote against the proposal; or

•	abstain from voting on the proposal.

Assuming a quorum is present, the Share Increase Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the record date for the Annual Meeting. Abstentions will have the same effect as a vote “AGAINST” the Share Increase Proposal, and broker non-votes will not affect the outcome of the vote on the Share Increase Proposal. The Share Increase Proposal is a routine matter and may be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.

3.    What are my voting choices when voting to approve the Reverse Stock Split Proposal and what vote is needed to approve this proposal?

In connection with the Reverse Stock Split Proposal, stockholders may:

•	vote in favor of the proposal;

•	vote against the proposal; or

•	abstain from voting on the proposal.

Assuming a quorum is present, the Reverse Stock Split Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the record date for the Annual Meeting. Abstentions will have the same effect as a vote “AGAINST” the Reverse Stock Split Proposal, and broker non-votes will not affect the outcome of the vote on the Reverse Stock Split Proposal. The Reverse Stock Split Proposal is a routine matter and may be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.

4.    What are my voting choices when voting to approve the Incentive Plan Amendment Proposal and what vote is needed to approve this proposal?

In connection with the Incentive Plan Amendment Proposal, stockholders may:

•	vote in favor of the proposal;

•	vote against the proposal; or

•	abstain from voting on the proposal.

Assuming a quorum is present, the Incentive Plan Amendment Proposal requires the affirmative vote of the holders of a majority of the shares having voting power present virtually or represented by proxy at the Annual Meeting. Abstentions will have the same effect as a vote “AGAINST” the Incentive Plan Amendment Proposal, and broker non-votes will not affect the outcome of the vote on the Incentive Plan Amendment Proposal.

5.    What are my voting choices when voting to approve (on an advisory basis) the compensation of our named executive officers (the “say on pay” vote) and what vote is needed to approve this proposal?

In connection with the “Say on Pay” Proposal, stockholders may:

•	vote in favor of the proposal;

•	vote against the proposal; or

•	abstain from voting on the proposal.

Assuming a quorum is present, the “Say on Pay” Proposal requires the affirmative vote of the holders of a majority of the shares having voting power present virtually or represented by proxy at the Annual Meeting. Abstentions will have the same effect as a vote “AGAINST” the “Say on Pay” Proposal, and broker non-votes will not affect the outcome of the vote on the “Say on Pay” Proposal.

The “say on pay” vote is an advisory vote on the compensation of our named executive officers; the “Say on Pay” Proposal is not binding upon the Company. However, our Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions.

6.    What are my voting choices when voting to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and what vote is needed to approve this proposal?

In connection with the Auditor Ratification Proposal, stockholders may:

•	vote in favor of the proposal;

•	vote against the proposal; or

•	abstain from voting on the proposal.

Assuming a quorum is present, the Auditor Ratification Proposal requires the affirmative vote of the holders of a majority of the shares having voting power present virtually or represented by proxy at the Annual Meeting. Abstentions will have the same effect as a vote “AGAINST” the Auditor Ratification Proposal, and broker non-votes will not affect the outcome of the vote on the Auditor Ratification Proposal. The Auditor Ratification Proposal is a routine matter and may be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.

If the stockholders do not approve the selection of Grant Thornton LLP, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee of the Board.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:

Other than the six items of business described in this proxy statement, we are not currently aware of any other matters to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies on the enclosed proxy card intend to vote in accordance with their best judgment on these matters. If for any reason any of the nominees is not available as a candidate for director, the persons designated as proxies on the enclosed proxy card will have the discretion to vote for such other candidate or candidates as may be nominated by the Board.

Q:	How do I, as a Surgalign stockholder, vote?

A:

If you are a holder of record of Surgalign shares as of the record date, you may vote by virtually attending the Annual Meeting with your 16-digit control number and voting during the webcast. Shares held beneficially in street name may also be voted virtually at the Annual Meeting by logging into the Annual Meeting Website with the 16-digit control number. Even if you plan to attend the Annual Meeting, Surgalign recommends that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting virtually. If you are a Surgalign stockholder of record, you may vote by submitting a proxy by one of the methods described below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee.

•

By Internet- Surgalign stockholders of record with internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards until 11:59 p.m., Eastern Time, on May 9, 2022. Most Surgalign stockholders who hold shares beneficially in street name may vote by accessing the web site specified on the voting instruction cards provided by their brokers, trustees or nominees.

•

By Telephone- Surgalign stockholders of record who live in the United States or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy cards until 11:59 p.m., Eastern Time, on May 9, 2022. Most Surgalign stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustees or nominees.

•

By Mail- Surgalign stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Surgalign stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by their brokers, trustees or nominees and mailing them in the accompanying pre-addressed envelopes.

Q:	What constitutes a quorum?

A:

The holders of a majority of the outstanding shares of Surgalign common stock entitled to vote at the Annual Meeting, either present virtually or represented by proxy, will constitute a quorum. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	If my shares are held in “street name” by my broker, will my broker automatically vote my shares for me?

A:

No. If your brokerage firm, bank or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), you may instruct the holder of record to vote your Surgalign shares by following the instructions that the holder of record provides you with these materials. You must follow these instructions in order for your shares to be voted, and your broker, bank or similar organization is required to vote those shares in accordance with your instructions.

“Broker non-votes” are shares held by brokers or nominees which are present virtually or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under the rules of the Financial Industry Regularity Authority, member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. If you do not provide voting instructions, your shares will not be voted on any non-routine proposal. Broker non-votes, if any, are counted for the purpose of determining the presence of a quorum. Broker non-votes will have no effect on the outcome of the proposals, assuming a quorum is present.

Q:	What will happen if I return my proxy card without indicating how to vote?

A:

If a signed proxy card is returned without an indication as to how the Surgalign shares represented are to be voted with regard to a particular proposal, the Surgalign shares represented by the proxy card will be voted “FOR” each such proposal.

Q:	Can I change my vote after I have returned a proxy card or voting instruction card?

A:

Any holder of Surgalign common stock has the right to revoke his, her or its proxy at any time prior to the voting thereof at the Annual Meeting by: (1) filing a written revocation with Surgalign’s Corporate Secretary prior to the voting of such proxy; (2) giving a duly executed proxy bearing a later date; or (3) virtually attending the Annual Meeting and voting at the Annual Meeting. Virtual attendance by a Surgalign stockholder at the Annual Meeting will not itself revoke his, her or its proxy. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

Q:	What should Surgalign stockholders do if they receive more than one set of voting materials?

A:

You may receive more than one set of voting materials with respect to the proposals described in this proxy statement, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your Surgalign shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record of Surgalign shares and your Surgalign shares are registered in more than one name, you will receive more than one proxy card. In each case, please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all of your shares are voted.

Q:	How will the votes be tabulated?

A:	The inspector of elections appointed for the Annual Meeting will tabulate the votes cast, virtually or by proxy, at the Annual Meeting and will determine whether a quorum is present.

Q:	Do I, as a Surgalign stockholder, have appraisal rights if I dissent from voting on a matter at the Annual Meeting?

A:	There are no statutory or contractual rights of appraisal or similar remedies available to those Surgalign stockholders who dissent from any matter to be acted on at the Annual Meeting.

Q:	Where can I find the voting results of the Annual Meeting?

A:	Voting results will be disclosed on a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting and will be available on Surgalign’s website.

Q:	What do I, as a Surgalign stockholder, need to do now?

A:	Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including its annexes.

If you are a holder of record of Surgalign shares as of the close of business on the record date, in order for your Surgalign shares to be represented at the Annual Meeting, you must:

•	virtually attend the Annual Meeting and vote during the webcast; or

•	mark, sign and date the accompanying proxy card and return it in the enclosed postage-paid envelope so that it is received by the Corporate Secretary of Surgalign prior to the Annual Meeting; or

•	submit your proxy by following the “Vote by Internet” instructions on your proxy card; or

•	submit your proxy by following the “Vote by Phone” instructions on your proxy card.

If you hold Surgalign shares through a broker or other nominee, you may instruct your broker or other nominee to vote your Surgalign shares by following the instructions that the broker or other nominee provides to you with these materials.

Q:	Who can help answer my questions?

A:

Surgalign stockholders who have questions about the matters to be voted upon at the Annual Meeting or who desire additional copies of this proxy statement or additional proxy cards or election forms should contact Surgalign’s proxy solicitor:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720

Stockholders and All Others Call Toll-Free: (877) 285-5990

Email: info@okapipartners.com

THE ANNUAL MEETING

General

This proxy statement is being provided to Surgalign stockholders as of the record date as part of a solicitation of proxies by Surgalign’s Board of Directors (the “Board”) for use at the Annual Meeting and any adjournment or postponement thereof. This proxy statement provides Surgalign stockholders with important information they need to know to be able to vote, or instruct their bank, broker, trust or other nominee to vote, at the Annual Meeting or any adjournment or postponement thereof.

Date, Time and Place

We will host the Annual Meeting live online, via Internet webcast, which will start at 9:00 a.m., Central Time, on May 10, 2022. To access the Annual Meeting, please go to www.virtualshareholdermeeting.com/SRGA2022. Please login to the Annual Meeting fifteen minutes prior to the start time. Stockholders whose shares are registered directly with Broadridge in the stockholder’s name will be asked to submit their 16-digit control number found on the stockholder’s proxy card in order to register to participate in and vote at the Annual Meeting. Stockholders whose shares are held by a broker, bank or other nominee must also login using their 16-digit control number. Stockholders may vote before or during the Annual Meeting at www.virtualshareholdermeeting.com/SRGA2022. Only stockholders present virtually or by proxy will be able to vote, or otherwise exercise the powers of a stockholder, at the Annual Meeting.

Purpose of the Annual Meeting

At the Annual Meeting, Surgalign’s stockholders will be asked to consider and vote upon:

•	the Election of Directors Proposal;

•	the Share Increase Proposal;

•	the Reverse Stock Split Proposal;

•	the Incentive Plan Amendment Proposal;

•	the “Say on Pay” Proposal; and

•	the Auditor Ratification Proposal.

Recommendation of the Surgalign Board

The Board unanimously recommends that you vote (i) “FOR” all of the six nominees to the Board named in the Election of Directors Proposal; (ii) “FOR” the Share Increase Proposal; (iii) “FOR” the Reverse Stock Split Proposal; (iv) “FOR” the Incentive Plan Amendment Proposal; (v) “FOR” the “Say on Pay” Proposal; and (vi) “FOR” the Auditor Ratification Proposal.

Record Date; Outstanding Shares; Shares Entitled to Vote

Only holders of record of Surgalign common stock at the close of business on the Surgalign record date, April 4, 2022, are entitled to notice of and to vote at the Annual Meeting. As of April 4, 2022, there were 198,734,928 shares of Surgalign common stock outstanding and entitled to vote at the Annual Meeting (including 472,509 unvested restricted shares of Surgalign common stock), held by approximately 36 holders of record. Each holder of Surgalign common stock is entitled to one vote for each share of Surgalign common stock owned as of the record date.

A complete list of Surgalign stockholders entitled to vote at the Annual Meeting will be available for review through the meeting website for stockholders who choose to attend and at the executive offices of Surgalign during ordinary business hours for a period of ten days before the Annual Meeting. If you would like to inspect the stockholder list, call our Corporate Secretary at (224) 303-4651 to schedule an appointment.

Quorum Required

A quorum is necessary to transact business at the Annual Meeting. The holders of a majority of the outstanding shares of Surgalign common stock entitled to vote at the Annual Meeting, either present virtually or represented by proxy, will constitute a quorum. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Voting by Surgalign’s Directors and Executive Officers

As of April 4, 2022, Surgalign’s directors and executive officers beneficially owned and were entitled to vote an aggregate of 20,381,859 shares of Surgalign common stock, or the right to vote approximately 10.3% of the total Surgalign voting stock outstanding on April 4, 2022.

Voting; Proxies; Revocation

Voting by Virtual Attendance

Surgalign shares held in your name as the stockholder of record may be voted by you via webcast at the Annual Meeting. Surgalign shares held beneficially in street name may also be voted by you via webcast at the Annual Meeting. Even if you plan to attend the Annual Meeting, Surgalign recommends that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Voting by Proxy

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting virtually. If you are a stockholder of record, you may vote by submitting a proxy by one of the methods described below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

•

By Internet—Stockholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards until 11:59 p.m., Eastern Time, on May 9, 2022. Most stockholders who hold shares beneficially in street name may vote by accessing the web site specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for Internet voting availability.

•

By Telephone—Stockholders of record who live in the United States or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy cards until 11:59 p.m., Eastern Time, on May 9, 2022. Most stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for telephone voting availability.

•

By Mail—Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted. Stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by their brokers, trustees or nominees and mailing them in the accompanying pre-addressed envelopes.

If a proxy card is signed and returned without an indication as to how the shares represented by the proxy are to be voted with regard to a particular proposal, the shares represented by the proxy will be voted “FOR” each such proposal.

Votes cast by proxy or virtually at the Annual Meeting will be tabulated and certified by the inspector of elections appointed for the Annual Meeting.

If any matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their judgment. We do not currently expect that any other matters will be raised at the Annual Meeting.

Revocation of Proxy

Any holder of Surgalign common stock has the right to revoke his, her or its proxy at any time prior to voting at the Annual Meeting by: (1) filing a written revocation with the Corporate Secretary of Surgalign prior to the voting of such proxy; (2) giving a duly executed proxy bearing a later date; or (3) attending the Annual Meeting and voting virtually. Virtual attendance by a stockholder at the Annual Meeting will not itself revoke his, her or its proxy. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

Proxy Solicitation; Expenses

Surgalign will bear the entire cost of soliciting proxies from its stockholders. In addition to the solicitation of proxies by mail, Surgalign will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Surgalign shares and secure their voting instructions, if necessary. Surgalign will reimburse the record holders for their reasonable expenses in taking those actions.

Surgalign has also made arrangements with Okapi Partners LLC (“Okapi”) to assist in soliciting proxies and in communicating with Surgalign stockholders. Surgalign will pay Okapi a base fee of $12,500 for these services, plus its related costs and expenses. If necessary, Surgalign may also use several of its employees, who will not be specially compensated, to solicit proxies from Surgalign stockholders, either personally or by telephone, the Internet, facsimile or letter.

Adjournments

If a quorum is not present, the Annual Meeting may be adjourned for such periods as the holders of a majority of the shares of Surgalign common stock entitled to vote shall direct. At any subsequent reconvening of the Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting and all proxies will be voted in the same manner as they would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is voted at the reconvened meeting.

Assistance

If you need assistance in completing your proxy card or have questions regarding the Annual Meeting, please contact Okapi, the proxy solicitation agent for Surgalign, toll-free at (877) 285-5990.

PROPOSAL 1: ELECTION OF DIRECTORS PROPOSAL

Composition of the Board

Our Board currently consists of seven directors. If all six nominees are elected, after the Annual Meeting, the Board will consist of six directors. The directors are elected by holders of our common stock. At this year’s Annual Meeting, you will be asked to elect all directors for one-year terms. Pawel Lewicki, PhD was not renominated by the Board for election as a director at the Annual Meeting and his term of office will cease at the Annual Meeting, absent his earlier death, resignation or removal. Effective as of the Annual Meeting, the Board has resolved to reduce the size of the Board by one, being the seat currently held by Dr. Lewicki. The Board determined not to renominate Dr. Lewicki due to, among other things, the Board’s belief that given Dr. Lewicki’s personal financial and other interests in the transactions involving Holo Surgical Inc. and Inteneural Networks Inc., and other disagreements between Dr. Lewicki and the Company, it was in the best interest of the Company and its shareholders that Dr. Lewicki not continue to serve as a director of the Company. Dr. Lewicki has informed the Board that he disagrees with the Company’s determination not to renominate him for election to the Board. Dr. Lewicki has served as a director of the Company since November 2020, and the Board thanks him for his past service.

Director Nominees for Election

Based on the recommendation of the Nominating and Governance Committee, the Board’s nominees for election by the stockholders are as follows: Ms. Conley; Mr. McEachin; Mr. Rich; Mr. Stolper; Mr. Thomas; and Mr. Valeriani.

If elected at the Annual Meeting, the nominees will serve a one-year term until the 2023 Annual Meeting of Stockholders and until their successors are elected and qualified, subject to their earlier resignation or removal. It is the intention of the persons named in the accompanying form of proxy to nominate as directors and to vote such proxy for the election of Ms. Conley; Mr. McEachin; Mr. Rich; Mr. Stolper; Mr. Thomas; and Mr. Valeriani. We are not aware of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may nominate as a substitute.

Director Qualifications and Biographical Information

The Nominating and Governance Committee seeks directors with established strong professional reputations and experience in businesses and other organizations of comparable size and complexity to our Company and in areas relevant to the strategy and operations of our Company’s business. The nominees for director include individuals who hold or have held senior executive positions in organizations operating in industries and end-markets that our Company serves and who have experience serving on boards of directors of other companies. In these positions, they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management and oversight, leadership development and corporate governance practices and trends. The Nominating and Governance Committee has adopted criteria for the selection of directors, seeking to address both the needs of the Company and certain regulatory requirements.

The Nominating and Governance Committee believes that each of the nominees has other key attributes that are important to an effective board: personal and professional integrity; exceptional ability and judgment; candor; analytical skills; the willingness to engage management and each other in a constructive and collaborative fashion; and the ability and commitment to devote significant time and energy to service on the Board and its Committees. The Nominating and Governance Committee takes into account diversity considerations in determining the Company’s slate and planning for director succession and believes that, as a group, the nominees bring a diverse range of perspectives to the deliberations of the Board. As required by the Nasdaq listing standards, a majority of our directors are independent. We believe the atmosphere of our Board is collegial and that all directors are engaged in their responsibilities. For additional information about our director independence requirements, consideration of director candidates, leadership structure of our Board and other corporate governance matters, see the sections entitled “Corporate Governance—Board of Directors” and “—Director Nomination Process” beginning on page 18 of this proxy statement.

In addition to the above, the Nominating and Governance Committee considered the specific experience described in the biographical details of the nominees that follow in determining to nominate these individuals for election as directors.

Director	Age	Year First Became Director	Business Experience
NOMINEES FOR ELECTION AT THE ANNUAL MEETING

Terry M. Rich	54	2020	Mr. Rich joined the Board in July 2020 and he joined Surgalign in December 2019, as its President, Global Spine. He currently serves as President and Chief Executive Officer of the Company (July 2020—present). He previously served as President, Global Spine of Surgalign (December 2019—July 2020). Mr. Rich has over 25 years of experience in the orthopedic and spine industry. Prior to joining Surgalign, he led the turnaround of Alphatec Holdings, Inc. from December 2016 through December 2018. Prior to Alphatec, from October 2015 to June 2016, Mr. Rich was the President, Upper Extremities, of Wright Medical Group, N.V., a global medical device company focused on extremities and biologics products. Prior to that, Mr. Rich served as Senior Vice President of U.S. Commercial Operations of Tornier, N.V., a medical device company, from March 2012 to October 2015, at which time Tornier and Wright Medical Group merged. Prior to joining Tornier, Mr. Rich held increasingly senior sales leadership positions at NuVasive, Inc., a San Diego-based spinal implant medical device company, from December 2005 until leaving the company in March 2012 as Senior Vice President, Sales, West. Mr. Rich brings to the Board significant experience in the orthopedic and spine industries. We also believe it is customary for the Chief Executive Officer to be on the Board of Directors.

Director	Age	Year First Became Director	Business Experience
Sheryl L. Conley	61	2021	Ms. Conley was nominated to the Board in May 2021 and was named Board Chair on September 14, 2021 and also serves on the Audit Committee. Ms. Conley currently serves as an independent public Board Director for Neuronetics, Inc., and is also a member of its Audit and Nomination and Governance committees (November 2019—present). She also serves as an independent public Board Director for Anika Therapeutics, Inc., and is a member of the Audit Committee (October 2021—present). Ms. Conley is a 35-year veteran of the orthopedic medical device industry with expertise and executive leadership experience in running full P&L business segments, global brand management, marketing, sales, product development, and operations. From September 2012 to May 2017, Ms. Conley was President and CEO of OrthoWorx, Inc., a community-based initiative that works strategically and collaboratively with the orthopedic industry. Prior to her role as the President and CEO of OrthoWorx, Ms. Conley spent 25 years with Zimmer, Inc. in a number of escalating management roles across a variety of product segments and geographies, during which she provided key leadership in the development and commercial release of over 50 industry leading brands, including as Group President, Americas and Global Brand Management, and Chief Marketing Officer from December 2005 until May 2008. She currently serves as the President and Board Member of AcceLINX, Inc., a musculoskeletal health business accelerator (March 2017—present). She also serves as a Board Director of Orthopedics Capital Foundation (2012—present). Ms. Conley received a Bachelor of Science in Biology and Chemistry and a Master of Business Administration from Ball State University. The Board believes that Ms. Conley’s business expertise in the medical device industry, executive leadership and experience in operations and international markets and her public board experience qualifies her to serve as a director on the Board.

Director	Age	Year First Became Director	Business Experience
Thomas A. McEachin	69	2015	Mr. McEachin joined the Board in December 2015. He has been retired since 2012. Prior to his retirement, he served in executive capacities with Covidien Surgical Solutions, a division of Covidien plc, from 2008 to 2012, first as Vice President, Finance from 2008 to 2011, and then as Vice President and Group Chief Financial Officer from 2011 to 2012. From 1997 to 2008, Mr. McEachin served United Technologies Corporation and its subsidiaries in various finance capacities. Prior to joining United Technologies, Mr. McEachin served in various executive capacities with Digital Equipment Corporation from 1986 to 1997 and Xerox Corporation from 1975 to 1986. Mr. McEachin currently serves on the board of directors of Mednax, Inc. (NYSE: MD) Mr. McEachin holds a B.S. from New York University and an M.B.A. from Stanford University. Mr. McEachin qualifies as an “Audit Committee Financial Expert” as defined under the applicable rules of the SEC. Mr. McEachin’s finance and executive management experience provides our Board with valuable financial reporting, compliance, accounting and controls, and corporate governance experience.

Director	Age	Year First Became Director	Business Experience
Mark D. Stolper	50	2017	Mr. Stolper joined the Board in March 2017. He has served as Executive Vice President and Chief Financial Officer of RadNet, Inc., an owner and operator of freestanding medical diagnostic imaging centers, since July 2004. He has had diverse experiences in investment banking, private equity, venture capital investing and operations as follows: from 1993 to 1995, Mr. Stolper was a member of the corporate finance group at Dillon, Read & Co., Inc., an investment bank; from 1995 to 1997, Mr. Stolper was a member of Archon Capital Partners, an investment firm; from 1997 to 1999, Mr. Stolper worked in business development for Eastman Kodak Company, a technology company; and in 1999, Mr. Stolper co-founded Broadstream Capital Partners, a merchant bank. Mr. Stolper graduated with a B.A. in Economics from the University of Pennsylvania and a B.S.E. in Finance from the Wharton School. Additionally, Mr. Stolper earned a postgraduate Award in Accounting from the University of California, Los Angeles. Mr. Stolper also serves as a director of Coherus BioSciences (Nasdaq: CHRS) and two private companies, Rotech Healthcare and American Addiction Centers. Mr. Stolper’s financial background in healthcare (particularly as a sitting Chief Financial Officer of a publicly traded company), extensive experience in serving on boards of directors of both public and private companies, and broad mergers and acquisitions experience qualify him to serve on our Board.

Director	Age	Year First Became Director	Business Experience
Paul G. Thomas	66	2016	Mr. Thomas joined the Board in June 2016. He has served as the Founder and Chief Executive Officer of Prominex, Inc., a point-of-care molecular diagnostic company focused on infectious diseases since January 2018. Prior to Prominex, he served as Founder, Chief Executive Officer and President of Roka Bioscience, Inc., a molecular diagnostics company focused on food safety applications, from September 2009 until January 2017. Mr. Thomas previously served as Chairman, Chief Executive Officer and President of LifeCell Corporation, a publicly traded regenerative medicine company, from 1998 until it was acquired by Kinetic Concepts, Inc. in 2008. Mr. Thomas previously held various senior positions, including President of the Pharmaceutical Products division, during his tenure of 15 years with Ohmeda Medical Inc., a world leader in inhalation anesthetics and acute care pharmaceuticals. Mr. Thomas received an M.B.A. from Columbia University Graduate School of Business and completed postgraduate studies in Chemistry at the University of Georgia Graduate School of Arts and Science. He received an B.S. in Chemistry from St. Michael’s College in Vermont. Mr. Thomas also serves as a director of Abiomed, Inc. and AxoGen, Inc., medical device companies. Mr. Thomas’s extensive leadership experience with companies in the life science industry qualifies him to serve as a member of our Board. In addition, we regard Mr. Thomas’s experience as a Chief Executive Officer to be of great importance to the Company in providing a broad perspective of the industry, as well as management issues.

Director	Age	Year First Became Director	Business Experience
Nicholas J. Valeriani	65	2016

Mr. Valeriani joined the Board in June 2016. He retired as the Chief Executive Officer of West Health, The Gary and Mary West Health Institute, an independent nonprofit medical research organization that works to create new and more effective ways of delivering healthcare at lower costs, a position he held until 2015. Previously, Mr. Valeriani served for 34 years in key positions at Johnson & Johnson, including Company Group Chairman of Johnson & Johnson Ortho-Clinical Diagnostics from 2009 to 2012; Vice President, Office of Strategy and Growth from 2007 to 2009; Worldwide Chairman, Medical Devices and Diagnostics from 2005 to 2007; and Corporate Vice President, Human Resources from 2003 to 2005.

Mr. Valeriani also served on the Executive Committee of Johnson & Johnson during his tenure. Mr. Valeriani received a B.S. in Industrial Engineering and an M.B.A. from Rutgers University. Mr. Valeriani also serves as a director of Edwards Lifesciences Corp., a medical technology company. Mr. Valeriani’s experience in the global medical device industry and his leadership in the areas of strategy, growth and human resources qualifies him to serve on our Board.

Vote Required

Directors must be elected by a plurality of votes cast at the meeting. This means the nominees receiving the highest number of votes cast shall be elected as directors. If you do not vote “FOR” a nominee, or you indicate “withholding authority,” your vote will not count either “FOR” or “AGAINST” the nominee.

THE BOARD DEEMS THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE AS DIRECTORS TO BE IN THE BEST INTERESTS OF SURGALIGN HOLDINGS, INC. AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

CORPORATE GOVERNANCE

Our Board believes that corporate governance and corporate social responsibility should each play a significant role in maximizing stockholder value in a manner consistent with legal requirements and high standards of integrity. Our Board adheres to certain corporate governance practices and corporate social responsibility practices that the Board and management believe promote this purpose and reflect our values. The Company’s Corporate Governance Guidelines are available on our website at https://ir.surgalign.com/corporate-governance.

Board of Directors

Members and Director Independence

Our Board of Directors currently consists of seven members: Sheryl L. Conley; Pawel Lewicki, PhD; Thomas A. McEachin; Terry M. Rich; Mark D. Stolper; Paul G. Thomas; and Nicholas J. Valeriani. Our Board has determined that each of our nominees, except for Mr. Rich, is an “independent director” as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules. Accordingly, if the six nominees to serve as directors are elected at the Annual Meeting, our Board will consist of six members, five of whom qualify as an “independent director.”

The Board’s Role in Risk Oversight

The Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees. These committees then provide reports to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment, and management of critical risks and management’s risk mitigation strategies. These areas of focus include strategic, operational, financial and reporting, succession planning and compensation, legal, compliance, and other risks. The Board and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee meets in executive session with key management personnel and representatives of outside advisors as appropriate.

Board/Committee	Primary Areas of Risk Oversight
Full Board of Directors	Strategic, financial and execution risks and exposures associated with our business strategy, management succession planning, policy matters, significant litigation and regulatory exposures, the direction, appropriateness of investment, and adequacy of progress of the Company’s research and development programs and other current matters that may present material risk to our financial performance, operations, infrastructure, plans, prospects or reputation, mergers and acquisition activities and related integration matters, and divestitures.

Audit Committee	Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial infrastructure, investment guidelines and credit and liquidity matters. In addition, our programs and policies relating to legal and ethical compliance insofar as it relates to financial reporting and related matters, quality, safety, environmental assurance, cyber-security and information technology security programs.

Nominating and Governance Committee	Risks and exposures associated with director succession planning, corporate compliance and ethics, corporate governance, and overall board effectiveness, including appropriate allocation of responsibility for risk oversight among the committees of the Board.

Board/Committee	Primary Areas of Risk Oversight

Compensation Committee	Risks and exposures related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements, including incentive plans. We have determined that it is not reasonably likely that our compensation and benefit plans would have a material adverse effect on the Company.

Board Leadership Structure

We operate under a leadership structure in which the positions of Chair of the Board and Chief Executive Officer have been separated, such that each position is held by a different person. Ms. Conley currently serves as our Chair of the Board and Mr. Rich serves as our President, Chief Executive Officer and a member of the Board. While we believe this structure is currently the most effective for our company, the Board has no mandatory policy with respect to the separation of the offices of Chair of the Board and Chief Executive Officer. The Board believes that, in our circumstances, there are advantages to having someone other than the Chief Executive Officer serve as Chair of the Board for matters such as communications and relations between the Board and the Chief Executive Officer and other senior management. In particular, the Board believes that the current structure enhances the Board’s oversight of management and allows our Chief Executive Officer to focus primarily on his management responsibilities.

The Chair of the Board oversees the planning of the annual Board calendar, and, with the Chief Executive Officer in consultation with the other directors, schedules and sets the agenda for meetings of the Board and leads the discussion at such meetings. The Chair of the Board also presides at executive sessions, serves as a liaison between the Chief Executive Officer and the other directors, oversees the process pursuant to which directors receive appropriate and timely information, assists the Chairpersons of the Board committees in preparing agendas for the respective committee meetings, chairs the Company’s Annual Meeting of Stockholders, is available in appropriate circumstances to speak on behalf of the Board, and performs such other functions and responsibilities as set forth in our Bylaws or as requested by the Board from time to time.

As the prior Chairman, Stuart F. Simpson, was not independent, in 2021 the Company had a Lead Independent Director, nominated by the Nominating and Governance Committee and approved by the Board. Upon Mr. Simpson’s resignation from the Board and Ms. Conley’s nomination, the Company discontinued the Lead Independent Director role.

Board Meetings

During 2021, the Board held 18 meetings, the Audit Committee held 10 meetings, the Compensation Committee held 7 meetings and the Nominating and Governance Committee held 5 meetings. All directors attended at least 75% of the aggregate of all Board of Directors and applicable Committee meetings during the period in which they served. Directors are expected to attend the Company’s annual meeting of stockholders. The Board also holds executive sessions of the non-management members of the Board at least once per quarter. All members of the Board attended last year’s annual meeting of stockholders.

Outside Advisors

Our Board and each of its committees may retain outside advisors and consultants of their choosing at our expense. The Board need not obtain management’s consent to retain outside advisors.

Committees of the Board

Our Board has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee which assist our Board in discharging its responsibilities. The members of the Board on the date of this proxy statement, and the committees of the Board on which they serve, are identified below:

Name	Audit	Compensation	Nominating and Governance
Terry M. Rich	—	—	—

Sheryl L. Conley (I)		—	—

Pawel Lewicki, PhD	—	—	—

Thomas A. McEachin (I)		—	—

Mark D. Stolper (I)

Paul G. Thomas (I)	—

Nicholas J. Valeriani (I)	—

Committee Chair
Member
(I)	Independent

Audit Committee

Our Audit Committee is charged with, among other things, the appointment of our independent registered public accounting firm, as well as discussing and reviewing with the independent registered public accounting firm the scope and the results of the annual audit, pre-approving the engagement of the independent registered public accounting firm for all audit-related services and permissible non-audit related services, and reviewing and approving all related-party transactions. Our Audit Committee also reviews interim financial statements included in our quarterly reports and reviews financial statements and related documents filed with the SEC. The Board has determined that each member of the Audit Committee is independent within the meaning of the director independence standards of the Nasdaq Listing Rules as well as the heightened director independence standards of the SEC for Audit Committee members, including Rule 10A-3(b)(1) under the Exchange Act. The Board has also determined that each of the members of the Audit Committee is financially literate and is able to read and understand consolidated financial statements and that Mr. McEachin qualifies as an “Audit Committee Financial Expert” as defined in the Exchange Act. During 2021, our Audit Committee met ten times. The charter of the Audit Committee is available on our website at https://ir.surgalign.com/corporate-governance.

Compensation Committee

Our Compensation Committee plans, reviews and administers our executive and certain broad-based compensation programs. The Board has determined that each member of the Compensation Committee is independent within the meaning of the director independence standards of the Nasdaq Listing Rules. In addition, each member of the Compensation Committee is a “non-employee” director as defined under Section 16 of the Exchange Act. Our Compensation Committee met seven times during 2021. The charter of the Compensation Committee is available on our website at https://ir.surgalign.com/corporate-governance.

Nominating and Governance Committee

Our Nominating and Governance Committee was established for the purposes of assisting our Board in its selection of nominees for election to the Board at Annual Meetings of the Stockholders and to fill any vacancies or newly created directorships and assisting the Board in its oversight of the corporate governance of the Company, including the Company’s Corporate Compliance and Ethics Program. The Board has determined that each member of the Nominating and Governance Committee is independent within the meaning of the director independence standards of the Nasdaq Listing Rules. Our Nominating and Governance Committee met five times in 2021. The charter of the Nominating and Governance Committee is available on our website at https://ir.surgalign.com/corporate-governance.

Board Diversity

The Board believes that a diverse board is better able to effectively oversee our management and strategy, and position the Company to deliver long-term value for our stockholders. The Board considers diversity, including gender and ethnic diversity as adding to the overall mix of perspectives of the Board as a whole. With the assistance of our Nominating and Governance Committee, the Board regularly reviews trends in board composition, including on director diversity. The table below provides additional diversity information regarding our Board of Directors as of April 11, 2022. Each of the categories listed below table has the meaning as it used in Nasdaq Listing 5605(f).

Board Diversity Matrix (As of April 11, 2022)
Board Size:
Total Number of Directors				7
Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	6	0	0
Demographic Background:
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0

Director Nomination Process

Director Qualifications

The Nominating and Governance Committee has adopted broad, general criteria for the selection of directors, seeking to address both the needs of the Company and certain regulatory requirements, but has not formally established any specific qualifications, qualities or skills that must be met by each candidate for the Board. We seek board members who are highly qualified individuals with diverse backgrounds, have an understanding of the technical and commercial aspects of the Company’s business and industry, have good judgment and skills and have depth and breadth of professional experience or other background characteristics.

Identifying Nominees

The Nominating and Governance Committee, on a periodic basis, solicits ideas for possible candidates from members of the Board, executive officers and individuals personally known to members of the Board. In addition, the Nominating and Governance Committee is authorized to use its authority under its charter to retain at the Company’s expense one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms). Prospective candidates recommended by stockholders are also considered (as discussed below).

Stockholder Nominations

Our Nominating and Governance Committee will consider director nominees recommended by stockholders. Pursuant to the charter of our Nominating and Governance Committee, any qualified candidates recommended by stockholders will be reviewed and evaluated against the same criteria applicable to the evaluation of candidates proposed by our directors, executive officers, third-party search firms or other sources. To submit recommendations, stockholders must follow the procedures set out in the section entitled “Future Stockholder Proposals” beginning on page 73 of this proxy statement.

Review of Director Nominees

In evaluating proposed director candidates, the Nominating and Governance Committee may consider, in addition to any minimum qualifications and other criteria for Board of Directors’ membership approved by the Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the proposed director candidate’s understanding of the Company’s business and industry, his or her judgment and skills, his or her depth and breadth of professional experience or other background characteristics, his or her independence, his or her willingness to devote the time and effort necessary to be an effective board member, and the needs of the Board. Our Nominating and Governance Committee takes into account diversity in professional experience, skills, background and personal characteristics in considering prospective director nominees and committee appointments and planning for director succession. The Nominating and Governance Committee considers at least annually, and recommends to the Board suggested changes to, if any, the size, composition, organization and governance of the Board and its committees.

Board and Committee Self-Evaluations

The Board periodically conducts a self-evaluation to assess the qualifications, attributes, skills and experience represented on the Board and to determine whether the Board and its committees are functioning effectively. The self-assessment focuses on the Board’s contribution to the Company and on areas in which the Board believes that the Board or any of its committees could improve. During the year, the Nominating and Governance Committee also receives input on the Board’s performance from Directors and, through its Chair of the Board, discusses the input with the full Board and oversees the full Board’s review of its performance.

Communications with the Board

Our Board maintains a process for stockholders to communicate with the Board or individual directors as follows. Stockholders who wish to communicate with the Board or an individual director should direct written correspondence to the Corporate Secretary at our office at 520 Lake Cook Road, Suite 315, Deerfield, Illinois 60015. Any such communication must contain: (i) a representation that the stockholder is a holder of record of stock of the Company; (ii) the name and address, as they appear on our records, of the stockholder sending such communication; and (iii) the number of our shares that are beneficially owned by such stockholder. The Corporate Secretary will forward such communications to the Chair of the Board or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

Code of Ethics for Senior Financial Professionals

Our Board has adopted a Code of Ethics for Senior Financial Professionals, applicable to our Chief Executive Officer, Chief Financial Officer and Vice President, Chief Accounting Officer & Corporate Controller. The Code of Ethics for Senior Financial Professionals is available on our website at https://ir.surgalign.com/corporate-governance.

Code of Conduct

Our Board has also adopted a Code of Conduct applicable to all of our directors, officers and employees. The Code of Conduct is available on our website at https://ir.surgalign.com/corporate-governance.

Compensation Committee Interlocks and Insider Participation

During 2021, Mr. Stolper, Mr. Thomas, and Mr. Valeriani served as members of our Compensation Committee. No member of our Compensation Committee was an officer or employee of ours during 2021 or had any other relationship with us requiring disclosure. None of our executive officers serves as a member of the Board or the Compensation Committee of any other entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

EXECUTIVE OFFICERS OF THE COMPANY

The Company’s current executive officers on the date of this proxy statement are identified below.

Name	Age	Title
Terry M. Rich	54	President and Chief Executive Officer
David B. Lyle	58	Chief Financial Officer
Scott Durall	58	Chief Commercial Officer
Joshua H. DeRienzis	53	Chief Legal Officer and Corporate Secretary
Chris Thunander	38	Vice President and Chief Accounting Officer
Enrico Sangiorgio	46	Executive Vice President, International

		Terry M. Rich joined the Board in July 2020 and he joined Surgalign in November 2019. He currently serves as President and Chief Executive Officer of the Company (July 2020—present). He previously served as President, Global Spine of Surgalign (December 2019—July 2020). Mr. Rich has over 25 years of experience in the orthopedic and spine industry. Before joining Surgalign, he led the turnaround of Alphatec Holdings, Inc. from December 2016 through December 2018. Prior to Alphatec, from October 2015 to June 2016, Mr. Rich was the President, Upper Extremities, of Wright Medical Group, N.V., a global medical device company focused on extremities and biologics products. Prior to that, Mr. Rich served as Senior Vice President of U.S. Commercial Operations of Tornier, N.V., a medical device company, from March 2012 to October 2015, at which time Tornier and Wright Medical Group merged. Before joining Tornier, Mr. Rich held increasingly senior sales leadership positions at NuVasive, Inc., a San Diego-based spinal implant medical device company, from December 2005 until leaving the company in March 2012 as Senior Vice President, Sales, West.

David B. Lyle joined Surgalign in March 2022, as the Chief Financial Officer of the Company. Mr. Lyle was most recently the Chief Financial Officer of Airgain, Inc. (NASDAQ: AIRG), a leading provider of advanced antenna technologies used to enable high performance wireless networking across a broad range of devices and markets (2020–2022). Before joining Airgain, during 2019 Mr. Lyle was the Chief Financial Officer of Sunniva, Inc. (CSE: SNN, OTCQB: SNNVF). Prior to Sunniva, he was Chief Financial Officer at Maxwell Technologies, Inc. (NASDAQ: MXWL) from 2015 to 2019 until its acquisition by Tesla in 2019. Mr. Lyle also served as the Chief Financial Officer of Entropic Communications, Inc. (NASDAQ: ENTR), which was acquired in 2015 by MaxLinear. Prior to Entropic, he served as the Chief Financial Officer of RF Magic, acquired by Entropic in 2007, Zyray Wireless, acquired by Broadcom in 2004, and Mobilian, acquired by Intel in 2003. Earlier in his career he served in corporate finance positions at large global companies, including Intel (NASDAQ: INTC). Mr. Lyle holds a Bachelor of Science in business administration from the University of Southern California, a Master of International Management from the Thunderbird School of Global Management, and a Master of Business Administration from Arizona State University.

Scott Durall joined Surgalign in 2020 as Chief Commercial Officer, bringing 30 years of experience as a medical device sales and commercial leader including 10 years at NuVasive, Inc. serving in numerous commercial leadership roles including Executive Vice President of Strategic Sales and Operations, Vice President of Commercial Strategy and Area Vice President of Sales. Scott began his medical device sales career at U.S. Surgical Corporation and progressed into Manager and Director roles, before spending the next 10 years with Boston Scientific Corporation as Director of Corporate Sales and National Accounts. Mr. Durall received a B.B.A. in Marketing from the University of Kentucky.

Joshua H. DeRienzis joined Surgalign (then RTI Surgical Holdings, Inc.) in April 2019. He currently serves as Chief Legal Officer and Corporate Secretary. From 2016 until joining Surgalign in 2019, Mr. DeRienzis was VP, Corporate Secretary and Chief Compliance Officer of The Williams Companies, Inc., a Fortune 500 energy company. He previously held senior legal roles at large publicly-traded healthcare companies including Mednax, Inc. (2016), McKesson Corp. (2013-2016) and PSS World Medical, Inc. (2008-2013), where he was general counsel and corporate secretary until PSS was acquired by McKesson. Earlier in his career Mr. DeRienzis held senior attorney positions at various other companies and worked as a corporate attorney at the New York offices of Skadden, Arps, Slate, Meagher & Flom LLP and White & Case LLP. Mr. DeRienzis received his J.D. from the Benjamin N. Cardozo School of Law and his B.A. from the State University of New York at Albany.

Chris Thunander joined Surgalign in November 2020 as Director of Accounting. He currently serves as Vice President, Chief Accounting Officer and Corporate Controller. He is responsible for public company accounting activities, internal controls, external and SEC reporting functions, treasury and external audit coordination. Before joining Surgalign, he spent 13 years at Ernst & Young, an audit firm, where he served in various roles in the Assurance and Audit practice. Mr. Thunander is a certified public accountant. He received his Masters of Business Administration and Bachelors of Science in Accounting and Finance from the University of Dayton.

Enrico Sangiorgio was named Executive Vice President, International in July 2020. He originally joined in July 2017 serving as Vice President and General Manager, International. Enrico brings 20-plus years of diverse commercial and leadership experience building effective teams and driving international expansion. His expertise includes experience in sales, marketing, business development, general management, and mergers and acquisitions in multiple geographies covering medical devices, pharma, biotech, consumer health and digital health solutions.

Prior to joining the Company, Enrico led new business development for women’s health and urology in the Europe, Middle East and Africa (EMEA) region at BARD Medical, in continuation of his work as head of distributor markets EMEA at American Medical Systems (AMS)/Boston Scientific. Prior to AMS, he was Vice President of Business Development at Evofem BioSciences covering international markets. Earlier in his career, he was Vice President of Global Sales and Marketing at WCG, European brand leader at Astellas Pharma and marketing lead at Merck and Co.

Mr. Sangiorgio earned a Master of Science in development economics from the SOAS University of London and a Bachelor of Science in business administration from the LUISS Business School in Rome.

PROPOSAL 2: SHARE INCREASE PROPOSAL

On March 8, 2022, our Board unanimously approved, subject to stockholder approval, an amendment (the “Certificate of Amendment”) to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the total number of shares authorized for issuance from 300,000,000 to 600,000,000 shares of common stock, to make a corresponding change to the number of authorized shares of capital stock. The form of the proposed Certificate of Amendment effecting the amendment is attached to this proxy statement as Annex A.

The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as diluting earnings per share, voting power and common shareholdings of stockholders. It could also have the effect of making it more difficult for a third party to acquire control of our company.

Our Board has determined that it would be in our best interests to increase the number of authorized shares of common stock in order to provide our company with the flexibility to pursue all finance and corporate opportunities involving our common stock, which may include private or public offerings of our equity securities, without the need to obtain additional stockholder approvals. There are currently no formal proposals or agreements that would require an increase in our authorized shares of common stock. Each additional authorized share of common stock would have the same rights and privileges as each share of currently authorized common stock.

As of April 4, 2022, 198,734,928 shares of common stock, $0.001 par value, were outstanding, leaving 101,265,072 shares of common stock available for issuance. As of April 4, 2022, we had reserved, pursuant to various equity award plans, 98,720,891 shares of common stock, of which 15,342,608 were reserved for options granted and outstanding and 9,347,167 were available for future grants and purchases pursuant to various equity award plans. Additionally, as of April 4, 2022, we had no warrants outstanding to purchase shares of common stock. As of April 4, 2022, we had 965,995 shares of common stock that were unissued and unreserved for issuance.

From our inception, we have financed our operations primarily through the sale of equity securities and debt financings. Until we can generate sufficient product revenues, we expect to finance our cash needs in whole or in part through equity offerings. If the authorization of an increase in the available common stock is postponed until the foregoing specific needs arise, the delay and expense incident to obtaining approval of the stockholders at that time could impair our ability to meet our objectives.

If this proposal is not approved by our stockholders, our financing alternatives will likely be limited by the lack of sufficient unissued and unreserved authorized shares of common stock, and stockholder value may be harmed by this limitation. In addition, our future success depends upon our ability to attract, retain and motivate highly-skilled scientific, commercial and managerial employees, and if this proposal is not approved by our stockholders, the lack of sufficient unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities could adversely impact our ability to achieve these goals. In short, if our stockholders do not approve this proposal, we may not be able to access the capital markets, complete corporate collaborations, partnerships or other strategic transactions, attract, retain and motivate employees, and pursue other business opportunities integral to our growth and success.

At present, our Board has no immediate plans, arrangements or understandings to issue the additional shares of common stock. However, it desires to have the shares available to provide additional flexibility to use our common stock for business and financial purposes in the future as well to have sufficient shares available to provide appropriate equity incentives for our employees. The shares will be available for issuance by our Board for proper corporate purposes, including but not limited to, acquisitions, financings and equity compensation plans. Our management believes the increase in authorized share capital is in the best interests of our company and our stockholders and recommends that the stockholders approve the increase in authorized share capital.

Stockholder approval and the Board’s implementation of the Share Increase Proposal is contingent on the Company not receiving stockholder approval of the Reverse Stock Split Proposal. Therefore, if the Certificate of Amendment is approved by the requisite vote of the stockholders and the Reverse Stock Split Proposal is not approved by the requisite vote of the stockholders, we will file the Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State as soon as reasonably practicable after the Annual Meeting. If filed, the Certificate of Amendment shall become effective upon filing with the Delaware Secretary of State.

Accordingly, we are asking our stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the stockholders approve the amendment to Surgalign’s Amended and Restated Certificate of Incorporation, as amended, to increase the total number of shares authorized for issuance from 300,000,000 shares of common stock to 600,000,000 shares of common stock.”

Vote Required for Approval

Assuming a quorum is present, the Share Increase Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the record date for the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Share Increase Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE SHARE INCREASE PROPOSAL.

PROPOSAL 3: REVERSE STOCK SPLIT PROPOSAL

Background and Purpose of the Potential Reverse Stock Split

Our common stock is currently listed on the Nasdaq Global Select Market under the symbol “SRGA”. The continued listing requirements of the Nasdaq Global Select Market provide, among other things, that our common stock must maintain a closing bid price in excess of $1.00 per share. On December 23, 2021, the Company received written notice from Nasdaq indicating that the Company was not in compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Global Select Market, as set forth in Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Listing Rule 5810(c)(3)(A), the Company was provided a period of 180 calendar days, or until June 21, 2022, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180-day period.

If the Company does not regain compliance with the Minimum Bid Price Requirement by June 21, 2022, the Company may be afforded a second 180 calendar day period to regain compliance. To qualify, the Company would be required to transfer to The Nasdaq Capital Market and meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except for the Minimum Bid Price Requirement. In addition, the Company would be required to notify Nasdaq of its intent to cure the deficiency during the second compliance period. Following a transfer to The Nasdaq Capital Market, the Company will be afforded the second 180 calendar day period to regain compliance, unless it does not appear to Nasdaq that it is possible for the Company to cure the deficiency. If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the compliance period (or the second compliance period, if applicable), the Company’s common stock will become subject to delisting. In the event that the Company receives notice that its common stock is being delisted, the Nasdaq listing rules permit the Company to appeal a delisting determination by the Staff to a hearings panel.

Our Board determined that the continued listing of our common stock on the Nasdaq Global Select Market is beneficial for our stockholders. The delisting of our common stock from Nasdaq would likely have very serious consequences for the Company and our stockholders. If our common stock is delisted from the Nasdaq Global Select Market, our board of directors believes that the trading market for our common stock could become significantly less liquid, which could reduce the trading price of our common stock and increase the transaction costs of trading in shares of our common stock.

The principal purpose of the Reverse Stock Split Proposal is to decrease the total number of shares of common stock outstanding and proportionately increase the market price of the common stock in order to meet the continuing listing requirements of the Nasdaq Global Select Market. Accordingly, our board of directors approved the Reverse Stock Split Proposal in order to help ensure that the share price of our common stock meets the continued listing requirements of the Nasdaq Global Select Market. Our board of directors intends to effect the Reverse Stock Split Proposal only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and our stockholders and is likely to improve the trading price of our common stock and improve the likelihood that we will be allowed to maintain our continued listing on the Nasdaq Global Select Market. Our board of directors may determine to effect the Reverse Stock Split Proposal even if the trading price of our common stock is at or above $1.00 per share. We believe that approval of a number of alternative ratios of the reverse stock split as opposed to one specific ratio of the reverse stock split provides the Board with the flexibility to achieve the purposes of the Reverse Stock Split Proposal.

In addition to establishing a mechanism for the price of our common stock to meet the Minimum Bid Price Requirement, we also believe that the Reverse Stock Split Proposal will make our common stock more attractive to a broader range of institutional and other investors. It is our understanding that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. It is also our understanding that many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. However, some investors may view the reverse stock split negatively because it reduces the number of shares of common stock available in the public market.

Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split, that the market price of our common stock will not decrease in the future, or that our common stock will achieve a high enough price per share to permit its continued listing by Nasdaq.

Board Discretion to Implement the Reverse Stock Split

Approval of this proposal authorizes the Board to select the following range of reverse stock split ratios: 1-for-15; 1-for-20; or 1-for-30. The Board expects to implement the reverse stock split only where the reverse stock split would be in the best interests of the Company and its stockholders.

Following stockholder approval, no further action on the part of stockholders will be required to either implement or abandon the reverse stock split. If the Reverse Stock Split Proposal is approved by stockholders and the Board determines to implement the reverse stock split, we would communicate to the public, prior to the effective date of the reverse stock split, additional details regarding the reverse stock split (including the final reverse stock split ratio, as determined by the Board and the proportionate decrease in the number of authorized shares of common stock and preferred stock). The Board reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that the Reverse Stock Split Proposal is no longer in the best interests of the Company or its stockholders.

Risks Associated with the Reverse Stock Split

Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business and industry may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

Impact of the Proposed Reverse Stock Split If Implemented

The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests or proportionate voting power, except to the extent that the reverse stock split could result in any of our stockholders receiving cash in lieu of a fractional share. As described below, stockholders otherwise entitled to fractional shares as a result of the reverse stock split will receive cash payments in lieu of such fractional shares. These cash payments will reduce the number of post-reverse stock split stockholders to the extent there are presently stockholders who would otherwise receive less than one share of our common stock after the reverse stock split. The other principal effects of the reverse stock split will be that:

•

the number of issued and outstanding and treasury shares of our common stock will be reduced proportionately based on the final reverse stock split ratio of 1-for-15, 1-for-20 or 1-for-30, as determined by the Board;

•

based on the final reverse stock split ratio, the per share exercise price of all outstanding option awards will be increased proportionately and the number of shares of our common stock issuable upon the exercise of all outstanding option awards and the vesting of all unvested stock units (including restricted stock units) will be reduced proportionately. These adjustments will result in approximately the same aggregate exercise price being required to be paid for all outstanding option awards upon exercise, although the aggregate number of shares issuable upon the exercise of such option awards will be reduced proportionately following the reverse stock split;

•

the number of shares reserved for issuance and any maximum number of shares with respect to which equity awards may be granted to any participant under the Company’s equity-based compensation plans will be reduced proportionately based on the final reverse stock split ratio; and

•

the reverse stock split will likely increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in executing sales.

Authorized Shares of Common Stock and Preferred Stock; the Share Increase Proposal, the Incentive Plan Amendment Proposal and the Reverse Stock Split Proposal

Under our Amended and Restated Certificate of Incorporation, our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.001. The Reverse Stock Split Proposal, if implemented, would not have any effect on the authorized number of shares of our common stock or preferred stock. If the Company receives stockholder approval of the Reverse Stock Split Proposal, the Board will not implement the Share Increase Proposal. If the Reverse Stock Split Proposal and the Incentive Plan Amendment Proposal are both approved and the Board decides to implement the Reverse Stock Split Proposal, the Incentive Plan Amendment Proposal shall be implemented prior to the implementation of the Reverse Stock Split Proposal. Upon the implementation of the Reverse Stock Split Proposal, the number of shares authorized to be issued pursuant to the Incentive Plan would be proportionally reduced in accordance with the reverse stock split.

Because the number of authorized shares of our common stock and preferred stock will not be reduced in connection with the reverse stock split, the Reverse Stock Split Proposal will increase the Board’s ability to issue authorized and unissued shares of our common stock or preferred stock without further stockholder action. The issuance of these shares would have a potentially more dilutive effect on our existing stockholders if the Reverse Stock Split Proposal is implemented, and could also allow the Company to resist a hostile takeover attempt or other changes in management. The Company has not entered into any agreements providing for the issuance of any of the authorized but unissued shares, whether available as a result of the Reverse Stock Split or otherwise.

As of April 4, 2022, we had approximately 198,734,928 shares of common stock outstanding and the ability to issue approximately 101,265,072 shares. Of the 101,265,072 shares available for issuance, we have reserved 98,720,891 shares of common stock reserved for warrants issued pursuant to previous equity financings, and pursuant to various equity compensation plans. As of April 4, 2022, we had no shares of preferred stock outstanding and the ability to issue 5,000,000 shares. The below table illustrates the approximate number of and the ability to issue 5,000,000 shares. The below table illustrates the approximate number of shares of common stock that would be outstanding and the number of shares of common stock that we would have the ability to issue based on the following reverse stock split ratios:

Reverse stock split ratio	Number of outstanding shares of common stock	Number of authorized but unissued shares of common stock
1-for-15	13,248,995	286,645,793
1-for-20	9,936,746	289,984,345
1-for-30	6,624,498	293,322,896

Except for the shares issuable from: (i) the exercise or conversion of outstanding options; (ii) the exercise of any outstanding warrants issued in connection with previous financings; and (iii) the number of shares deliverable upon settlement or vesting of outstanding equity awards, we do not currently have any plans, proposals or arrangements to issue any material number of our authorized but unissued shares of common stock. The issuance of any shares pursuant to the preceding sentence were all well within the number of shares authorized and available prior to the proposed reverse stock split.

As of the date of this proxy statement, we do not currently have any plans, proposals or arrangements to issue any of our authorized but unissued shares of preferred stock.

Fractional Shares

Our stockholders will not receive fractional shares in connection with the reverse stock split. Instead, our transfer agent will aggregate all fractional shares and sell them as soon as practicable after the implementation of the reverse stock split at the then-prevailing prices on the open market on behalf of those stockholders who would otherwise be entitled to receive a fractional share. We expect that the transfer agent would conduct the sale in an orderly fashion at a reasonable pace and that it may take a number of days to sell all of the aggregated fractional shares of our common stock. After the transfer agent’s completion of such sale, stockholders would receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale.

Stockholders will not be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date payment is made for their fractional share interest in our common stock.

Shares of common stock held in registered form (that is, stock held by you in your own name in the stock register records maintained by our transfer agent) and stock held in “street name” (that is, stock held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and will not be aggregated when effecting the reverse stock split. Banks, brokers or other nominees may apply their own specific procedures for processing the reverse stock split. If you hold your shares in street name through a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Stockholders

Certain of our stockholders hold their shares electronically in book-entry form and certain of our stockholders hold their shares in certificated form. For those stockholders who hold their shares in book-entry form, no action is required on the part of any stockholder to receive their post-reverse stock split shares of our common stock or their cash payment in lieu of any fractional interest, if applicable. For those stockholders who hold their stock in certificated form, our transfer agent will provide the methods for effecting the exchange of stock certificates, whether by letter of transmittal or otherwise. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. As of the date of this proxy statement, we have no shares of preferred stock outstanding.

Accounting Matters

The amendment to our Amended and Restated Certificate of Incorporation will not affect the par value of our common stock per share or preferred stock per share, both of which will remain $0.001 par value per share. As of the effective time of the reverse stock split the stated capital attributable to our common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods) the Board selects, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported net income or loss per share will increase because there will be fewer shares of common stock outstanding. As of the date of this proxy statement, we have no shares of preferred stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to U.S. Holders (as defined below) of our common stock. The income tax consequences to U.S. Holders of our preferred stock will depend on the terms and conditions of such preferred stock.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change or to different interpretation, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law (such as banks or other financial institutions, insurance companies, dealers in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, former citizens or residents of the U.S., partnerships or other pass-through entities (or investors therein), persons that hold our common stock as part of a straddle, hedge, conversion or other integrated transaction, non-U.S. trusts and estates that have U.S. beneficiaries, persons subject to the alternative minimum tax, U.S. Holders that have a “functional currency” other than the U.S. dollar, “controlled foreign corporations,” or “passive foreign investment companies”). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal tax considerations other than U.S. federal income tax considerations (such as gift tax considerations).

This summary is for general information only. This summary is not binding on the Internal Revenue Service (“IRS”) or a court. We have not sought, and do not intend to seek, any tax opinion from counsel or ruling from the IRS with respect to any of the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements, or that a contrary position taken by the IRS would not be sustained by a court.

HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSIDERATIONS RELATING TO THE REVERSE STOCK SPLIT IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of common stock that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the U.S., (ii) a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (x) with respect to which a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes is the beneficial owner of our common stock, the tax treatment of a partner will depend in part upon the status and activities of the entity and of the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the reverse stock split.

The reverse stock split is intended to constitute a recapitalization for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code, and the following discussion assumes the reverse stock split so qualifies.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a U.S. Holder upon the exchange of pre-reverse stock split shares for post-reverse stock split shares. The aggregate tax basis of the post-reverse stock split shares will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor, reduced by any amount allocable to a fractional share for which cash is received. A U.S. Holder’s holding period in the post-reverse stock split shares will include the period during which the U.S. Holder held the pre-reverse stock split shares exchanged therefor.

In general, the receipt of cash by a U.S. Holder instead of a fractional share interest in the post-reverse stock split shares will result in a taxable gain or loss to such U.S. Holder for U.S. federal income tax purposes. The amount of the taxable gain or loss to the U.S. Holder will be determined based upon the difference between the amount of cash received by such U.S. Holder and such holder’s basis in its applicable pre-reverse stock split share or shares. The gain or loss recognized will constitute capital gain or loss, and will constitute long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year as of the effective date of the reverse stock split. There are limitations on the deductibility of capital losses under the Code.

If the Certificate of Amendment is approved by the requisite vote of the stockholders, we will file the Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State as soon as reasonably practicable after the Annual Meeting. The Certificate of Amendment shall become effective upon filing with the Delaware Secretary of State.

Accordingly, we are asking our stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the stockholders approve the amendment to Surgalign’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the issued and outstanding shares of our common stock.”

Vote Required for Approval

Assuming a quorum is present, the Reverse Stock Split Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the record date for the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Reverse Stock Split Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL 4: INCENTIVE PLAN AMENDMENT PROPOSAL

The Board, acting upon the recommendation of the Compensation Committee, has approved the amendment to the Surgalign Holdings, Inc. 2021 Incentive Compensation Plan (the “Incentive Plan”) to increase the number of shares of the common stock that are reserved under the Incentive Plan from 5,000,000 shares to 20,000,000 shares (the “Amendment”).

As of the record date, we had 1,733,854 shares of common stock available for issuance under the Incentive Plan. There were 160 participants of the Incentive Plan as of the Record Date.

The Compensation Committee has reviewed the Incentive Plan and determined that the Incentive Plan requires additional available shares for issuance to provide flexibility with respect to stock-based compensation that the Compensation Committee believes is necessary to establish appropriate long-term incentives to achieve our objectives. The Board believes that it is advisable to increase the 5,000,000 share limit to 20,000,000 shares in order to attract, motivate, retain and reward high-quality executives and employees, officers, directors and consultants to the Company or its subsidiaries by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

The Amendment would increase the number of shares of common stock that may be issued as awards under the Incentive Plan by 15,000,000 shares. A copy of the Amendment is attached to this proxy statement as Annex C and is incorporated by reference in this proxy statement.

Summary of Material Provisions of the Incentive Plan

A summary of the material terms of the Incentive Plan is set forth below. The summary below is qualified in its entirety by the terms of the Incentive Plan, as proposed to be amended, a copy of which is filed as Annex C to the proxy statement on Schedule 14A filed with the SEC on April 1, 2021, and the Incentive Plan is incorporated by reference in this proxy statement.

Purposes. The purpose of the Incentive Plan is to assist Surgalign and its subsidiaries in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors and consultants to the Company or its subsidiaries by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

Authorized Shares. Subject to the adjustment provisions contained in the Incentive Plan, assuming this Incentive Plan Amendment Proposal is approved by our stockholders, the maximum number of shares of common stock that may be issued pursuant to awards under the Incentive Plan would equal 20,000,000. If the Reverse Stock Split Proposal and the Incentive Plan Amendment Proposal are both approved and the Board decides to implement the Reverse Stock Split Proposal, the Incentive Plan Amendment Proposal shall be implemented prior to the implementation of the Reverse Stock Split Proposal. Upon the implementation of the Reverse Stock Split Proposal, the number of shares authorized to be issued pursuant to the Incentive Plan would be proportionally reduced in accordance with the reverse stock split.

The shares reserved for issuance under the Incentive Plan may be authorized, but unissued shares. If an option or stock appreciation right expires or becomes unexercisable without having been exercised in full, or if shares subject to other types of awards are forfeited to or repurchased by us due to failure to vest, those shares will become available for issuance again under the Incentive Plan. With respect to stock appreciation rights settled in common stock, the net number of shares exercised under the stock appreciation right award will cease to be available under the Incentive Plan. In addition, to the extent that we pay out an award in cash rather than common stock, such cash payment will not reduce the number of shares available for issuance under the Incentive Plan.

Plan Administration. The Compensation Committee of the Board of Directors (the “Committee”) or a committee appointed by the Board administers the Incentive Plan, except to the extent the Board elects to administer the Incentive Plan, in which case the Incentive Plan shall be administered by only independent members of the Board. With respect to awards granted or to be granted to certain officers and key employees intended to be an exempt transaction under Rule 16b-3 of the Exchange Act (“Rule 16b-3”), the members of the committee administering the Incentive Plan with respect to those awards must qualify as “non-employee directors” under Rule 16b-3 and only such non-employee directors will administer the Incentive Plan with respect to such awards.

Subject to the provisions of the Incentive Plan, the Committee has the power to determine the eligible persons to become participants and the terms of the awards not inconsistent with the Incentive Plan, including granting awards, determining the type, number and other terms and conditions of, and all other matters relating to, awards, prescribing award agreements and rules and regulations for the administration of the Incentive Plan, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Incentive Plan. The Committee’s decisions and interpretations are final and binding on all participants and any other holders of awards, and are given the maximum deference permitted by law.

Eligibility. The Incentive Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares to our officers, directors, employees, and consultants of Surgalign or our subsidiaries. We are able to grant incentive stock options under the Incentive Plan only to individuals who, as of the time of grant, are employees of ours or of any parent or subsidiary corporation of ours. As of April 4, 2022, we had 6 non-employee directors, and 299 employees (including 5 named executive officers), who are eligible to receive awards under the Incentive Plan.

Stock Options. Each option granted under the Incentive Plan will be evidenced by an award agreement that specifies the exercise price, the number of shares of common stock subject to the option, vesting provisions, the maximum term of the option, forms of consideration for exercise, and such other terms and conditions as the Committee determines, subject to the terms of the Incentive Plan. The exercise price of options granted under the Incentive Plan must be at least equal to the fair market value of our common stock on the date of grant, except in special, limited circumstances as set forth in the Incentive Plan.

On April 4, 2022, the closing price of our common stock on Nasdaq was $0.30 per share.

Stock Appreciation Rights. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of the underlying shares between the exercise date and the date of grant. Each stock appreciation right will be evidenced by an award agreement that specifies the base price, the term of the stock appreciation right, and other terms and conditions as determined by the Committee, subject to the terms of the Incentive Plan. The per share exercise price of a stock appreciation right will be no less than 100% of the fair market value per share of common stock on the date of grant. Stock appreciation rights will be exercisable at such times and under such conditions as determined by the Committee and set forth in the applicable award agreement. At the discretion of the Committee, the payment upon exercise of a stock appreciation right may be paid in cash, shares of common stock, or a combination of both.

Restricted Stock. Restricted stock awards are grants of shares that are subject to various restrictions, which may include restrictions on transferability and forfeiture provisions. Each restricted stock award granted will be evidenced by an award agreement specifying the number of shares of common stock subject to the award, any period of restriction, and other terms and conditions of the award, as determined by the Committee, subject to the terms of the Incentive Plan.

Restricted stock awards may (but are not required to) be subject to vesting conditions, as the Committee specifies, and the shares of common stock acquired may not be transferred by the participant until the vesting conditions (if any) are satisfied. The Committee, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have full voting rights, and rights to dividends and other distributions, with respect to such shares upon grant without regard to vesting, unless the Committee provides otherwise. Such dividends and other distributions, if any, that are paid in shares of stock will be subject to the same restrictions of transferability and forfeitability as the shares of restricted stock on which they were paid.

Restricted Stock Units. Each restricted stock unit granted under the Incentive Plan is a bookkeeping entry representing an amount equal to the fair market value of one share on the date of grant. Each restricted stock unit award will be evidenced by an award agreement that specifies the number of restricted stock units subject to the award, vesting criteria (which may include accomplishing specified performance criteria or continued service to us), form of pay out, and other terms and conditions of the award, as determined by the Committee, subject to the terms of the Incentive Plan. Restricted stock units result in a payment to a participant if the performance goals or other vesting criteria are achieved or the awards otherwise vest. The Committee, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed (subject to the minimum vesting requirements). The Committee determines in its sole discretion whether an award will be settled in cash, shares of common stock, or a combination of both.

Performance Shares. Performance shares are awards that will result in a payment to a participant only if performance goals or other vesting criteria established by the Committee are achieved or the awards otherwise vest. Each award of performance shares will be evidenced by an award agreement specifying the number of shares, the vesting conditions, the performance period, and other terms and conditions of the award, as determined by the Committee, subject to the terms and conditions of the Incentive Plan. Each performance share will have an initial value equal to the fair market value of a share of our common stock on the date of grant. The Committee in its discretion will establish performance goals or other vesting criteria (which may include continued service), which, depending on the extent to which they are met, will determine the value or number of performance shares to be paid out. After the grant of performance shares, the Committee, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance shares (subject to the minimum vesting requirements). The Committee, in its sole discretion, may pay earned performance shares in the form of cash, shares of common stock, or in some combination of both.

Non-Transferability of Awards. Unless the Committee provides otherwise, the Incentive Plan generally will not allow for the transfer of awards, and only the recipient of an award may exercise an award during his or her lifetime.

Certain Adjustments. In the event of any extraordinary dividend or other distribution (whether in the form of cash, shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event of our common stock or our other securities, or other change in our corporate structure affecting our common stock, then in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Incentive Plan, the Committee will adjust the number and kind of shares that may be delivered under the Incentive Plan.

Vesting. Awards subject to vesting have a minimum vesting period of one year from the grant date, subject to certain exceptions.

Change in Control. The Incentive Plan provides that in the event of our change in control, as defined in the Incentive Plan, and subject to certain provisions in the Incentive Plan: (i) any option or stock appreciation right that was not previously vested and exercisable as of the time of the change in control, shall become immediately vested and exercisable; (ii) any restrictions, deferral of settlement, and forfeiture conditions applicable to a restricted stock award, restricted stock unit award or any other stock-based award subject only to future service requirements granted under the Incentive Plan shall lapse and such awards shall be deemed fully vested as of the time of the change in control, except to the extent of any waiver by the participant; and (iii) with respect to any outstanding award subject to achievement of performance goals and conditions under the Incentive Plan, the Committee may, in its discretion, consider such awards to have been earned and payable based on achievement of performance goals or based upon target performance (either in full or on a pro-rata basis based on the portion of the performance period completed as of the change in control).

Plan Amendment; Termination. The Board has the authority to amend, alter, suspend, discontinue or terminate the Incentive Plan, or the Committee’s authority to grant awards, provided such action does not impair the existing rights of any participant. The Incentive Plan will terminate automatically in 2031, unless we terminate it sooner.

Certain U.S. Federal Income Tax Consequences

Nonstatutory Stock Options. A participant generally recognizes no taxable income upon the grant of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the shares on the exercise date over the exercise price of the option. If the participant is an employee, such ordinary income generally is subject to withholding of federal income and employment taxes. Upon the sale of shares acquired through the exercise of a nonstatutory stock option, any subsequent gain or loss (generally based on the difference between the sale price and the fair market value on the exercise date) will be treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant.

Stock Appreciation Rights. A participant generally recognizes no taxable income upon the grant of a stock appreciation right. Upon exercise of the stock appreciation right, the participant generally will be required to include as ordinary income an amount equal to the sum of the amount of any cash received and the fair market value of any shares received upon the exercise. If the participant is an employee, such ordinary income generally is subject to withholding of federal income and employment taxes. Upon the sale of shares acquired by an exercise of the stock appreciation right, any gain or loss (generally based on the difference between the sale price and the fair market value on the exercise date) will be treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant.

Restricted Stock, Restricted Stock Units and Performance Shares. A participant generally will not have taxable income at the time an award of restricted stock is granted. Instead, he or she generally will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either: (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. In general, a participant who receives a grant of restricted stock units or performance shares will recognize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of any shares received as the payment of the award. If the participant is an employee, such ordinary income generally is subject to withholding of federal income and employment taxes. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Section 409A. Section 409A of the Code (“Section 409A”) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Incentive Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Medicare Surtax. In addition, a participant’s annual “net investment income”, as defined in Section 1411 of the Code, may be subject to a 3.8% federal surtax. Net investment income may include capital gain and/or loss arising from the disposition of shares issued pursuant to awards granted under the Incentive Plan. Whether a participant’s net investment income will be subject to this surtax will depend on the participant’s level of annual income and other factors.

Tax Effect for the Company. We generally will be entitled to a tax deduction in connection with an award under the Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, upon the exercise of a nonqualified stock option). However, special rules limit the deductibility of compensation paid to our CEO, CFO and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified individuals will be deductible only to the extent that it does not exceed $1,000,000. The Tax Cuts and Jobs Act of 2017 eliminated an exception to the deduction limit for qualified performance-based compensation and broadened the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit.

Accordingly, we are asking our stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the stockholders approve the amendment to the Surgalign Holdings, Inc. 2021 Incentive Compensation Plan (the “Incentive Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the Incentive Plan from 5,000,000 to 20,000,000.”

Vote Required for Approval

Assuming a quorum is present, the Incentive Plan Amendment Proposal requires the affirmative vote of the holders of a majority of the shares having voting power present virtually or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Incentive Plan Amendment Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE INCENTIVE PLAN AMENDMENT PROPOSAL.

PROPOSAL 5: ADVISORY VOTE ON EXECUTIVE COMPENSATION (THE “SAY ON PAY” VOTE)

On an annual basis, we include a non-binding advisory vote on our executive compensation program (also referred to as a “say on pay” vote) in our proxy statement. In accordance with Section 14A of the Exchange Act, this year we are again asking our stockholders to vote “FOR” the compensation of our named executive officers (“NEOs”) as disclosed in this proxy statement.

At our 2021 Annual Meeting, our stockholders approved the “Say on Pay” Proposal, with 86.88% of the votes cast voting in favor of our executive compensation program. Even with such strong support on this proposal, we remain committed to the practice of frequent Company engagement with stockholders. Senior management continues to periodically meet with our largest stockholders to provide updates to our business environment, strategic and transformation plans, as needed, and respond to any questions related to our compensation philosophy and executive compensation programs.

In response to stockholder feedback, and in an effort to further demonstrate our commitment to a pay-for-performance philosophy and alignment of executive pay with long-term stockholder returns, we:

•	regularly review incentive plans to ensure continued alignment with key business objectives and sufficient rigor in goal setting;

•	continue to review our governance practices and executive pay program design for alignment to stockholder interests; and

•	remain committed to the practice of frequent Company engagement with stockholders.

In deciding how to vote on this proposal, the Board encourages you to consider the following factors, which are more fully discussed in “Compensation Discussion and Analysis”, beginning on page 43 of this proxy statement.

What We Do	What We Don’t Do
Tie Executive pay to company performance with a significant portion of executive pay “at risk”	Do not allow for the repricing of stock options

Link incentive awards to challenging performance goals that reinforce key business objectives and long-term stockholder value creation	Do not provide excessive severance payouts or “golden parachutes” to executive officers

Mitigate risk using clawback provisions, stock ownership guidelines, capped incentive award opportunities, and robust Board of Directors and management processes to identify potential risk	Do not provide excise tax gross-ups

Require our Compensation Committee to be composed solely of independent board members	Do not provide excess perquisites and personal benefits

Utilize an independent compensation consultant (currently AON’s Human Capital Solutions practice, a division of Aon plc (“Aon”))	Do not permit our directors and employees to participate in hedging or pledging activities involving Company securities

We are asking you to indicate your approval for the compensation of our NEOs as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking you to vote, on an advisory basis, “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables, and the related narrative.”

While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for NEOs.

THE BOARD UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Company’s named executive officers for 2021 (in some instances, referred to as the “NEOs”), and for purposes of this proxy statement, are:

Name	Office
Terry M. Rich	President and Chief Executive Officer, Director
Chris Thunander	Vice President and Chief Accounting Officer
William S. Durall	Chief Commercial Officer
Joshua H. DeRienzis	Chief Legal Officer and Corporate Secretary
Enrico Sangiorgio	Executive Vice President, International
Jonathon M. Singer	Former Chief Financial and Operating Officer

Executive Summary

2021 was a transitional year for the Company as we continued to progress towards our goal of being a leader in digital health. We hired several new executives and employees with experience in software development, artificial intelligence (AI), machine learning and augmented reality. In addition, in December 2021, we acquired a 42% equity interest in Inteneural Networks Inc., which is engaged in developing proprietary AI technology for autonomously segmenting and identifying neural structures in medical images and helping identify possible pathological states. In January 2022, we received 510(k) clearance for our HOLO PortalTM system, the world’s first AI-driven, augmented reality guidance system for spine surgery. Our hardware business continued to be impacted by the COVID-19 pandemic and the related reductions in elective procedures and shortages in hospital staffing. With respect to corporate governance, we reduced the size of our Board from nine to seven directors, elected Sheryl L. Conley as Chair, and eliminated the Lead Independent Director role.

Regarding compensation decisions, in 2021, the Compensation Committee determined to provide employees who were furloughed or received salary reductions in 2020 resulting from the pandemic with restricted stock units equal to the amount of lost wages resulting from the furlough or wage reduction. These restricted stock units vest pro-rata over two years and were provided to certain NEOs as described in the Summary Compensation Table beginning on page 52 of this proxy statement. In addition, on March 8, 2022, based on the recommendation of the Compensation Committee, the Board approved a short-term incentive compensation payout for the year ended December 31, 2021 for each of the NEOs as described in the section below entitled “Short-Term Incentive Compensation” beginning on page 46 of this proxy statement and in the Summary Compensation Table. The payout for each of the NEOs was capped at 75% of such executive’s target award opportunity.

Oversight of Executive Compensation Program

General

The Compensation Committee of our Board (the “Compensation Committee”), consisting of Messrs. Stolper, Thomas, and Valeriani, is responsible for the planning, review and administration of our executive compensation programs. The Compensation Committee is charged with the review and approval of all annual compensation decisions relating to executive officers and our annual compensation guidelines for all other Company officers and employees. A copy of the Compensation Committee charter is available on our website at https://ir.surgalign.com/corporate-governance.

As we continue our transformation to become a leader in digital health, we believe we must attract, retain and motivate top quality executive talent to support the achievement of our business objectives. We believe that the executive compensation programs we adopt are critical tools in this process. The executive compensation programs are designed to link executive compensation to our performance and key strategic objectives through at-risk compensation opportunities, and to provide significant reward to executives based on our success. The 2021 executive compensation programs consisted of base salary, annual cash incentives in the form of bonuses pursuant to our short-term incentive program, and long-term incentives in the form of restricted stock units (RSUs).

Our compensation programs are generally the same for all employees of the Company. The Compensation Committee is charged with the review and approval of all annual compensation decisions relating to executive officers and our annual compensation guidelines for all other Company officers and employees.

Compensation Consultant

The Compensation Committee has the authority to retain an independent compensation consultant to assist with the review of our executive and non-employee director compensation programs. The Compensation Committee engaged Aon as its independent compensation consultant with respect to 2021 compensation decisions. Aon reported to and was directed by the Compensation Committee and provides no other services to us. Aon assisted the Compensation Committee with respect to 2021 compensation decisions by providing comparative market data on compensation practices and programs based on an analysis of the companies in our peer group identified below, provided guidance on incentive plan designs and industry best practices, and participated in Compensation Committee meetings as requested.

Peer Group and Compensation Targets

With the assistance of Aon, during 2021, the Compensation Committee selected a peer group of public companies and prepared an analysis of compensation paid to our executive officers, against the executive officers at the peer companies, which we refer to as “compensation benchmarking data.” Given the sale of the Company’s OEM business in 2020, and the corresponding decrease in the Company’s relative size, the Committee, with the assistance of Aon, assessed and modified the peer group. The following fifteen companies represent the revised executive compensation peer group that were used for NEO pay competitiveness assessments in 2021:

Accuray Incorporated	Fluidigm Corporation	OrthoPediatrics Corp.
Alphatec Holdings, Inc.	Globus Medical, Inc.	SeaSpine Holdings Corp.
AngioDynamics, Inc.	Nevro Corp.	SI-BONE, Inc.
AxoGen, Inc.	NuVasive, Inc.	ViewRay, Inc.
CONMED Corporation	Orthofix Medical, Inc.	Xtant Medical Holdings, Inc.

Compensation Committee Consideration of Stockholder Advisory Votes

At our 2021 Annual Meeting, our stockholders approved the “Say on Pay” Proposal, with 86.88% of the votes cast voting in favor of our executive compensation. Even with such strong support on this proposal, we remain committed to the practice of frequent engagement with stockholders. Senior management continues to periodically meet with our largest stockholders to provide updates to our business environment and strategic and transformation plans, including addressing any questions related to our compensation philosophy and executive compensation programs.

In an effort to further demonstrate our commitment to a pay-for-performance philosophy and alignment of executive pay with long-term stockholder returns, we:

•	regularly review incentive plans to ensure continued alignment with key business objectives and sufficient rigor in goal setting;

•	continue to review our governance practices and executive pay program design for alignment to stockholder interests; and

•	remain committed to the practice of Company engagement with stockholders.

The Compensation Committee will continue to review future stockholder voting results, including the voting results with respect to “Proposal 5—Advisory Vote on Executive Compensation” described in this proxy statement, and determine whether to make any changes to the Company’s executive compensation program in light of such voting results.

Overview of Compensation Philosophy and Program

In order to recruit and retain qualified and competent individuals as executive officers, we strive to maintain compensation programs that are competitive in the global labor market. Our compensation programs are intended to reward exceptional organizational and individual performance.

The following compensation objectives are considered in setting the compensation programs for our executive officers:

•	Drive and reward performance in support of our strategy, primary objectives and values;

•	Reflect competitive market practices and enhance our ability to attract, retain, reward and recognize top talent;

•	Provide a meaningful percentage of total compensation that is at-risk, or variable, based on predetermined performance criteria; and

•	Reward both short and long-term performance aligning executive incentives to stockholder returns and value creation.

What We Do	What We Don’t Do
Tie executive pay to our performance with a significant portion of executive pay “at risk”	Do not allow for the repricing of stock options

Mitigate risk using clawback provisions, stock ownership guidelines, capped incentive award opportunities, and robust Board of Directors and management processes to identify potential risk	Do not provide excise tax gross-ups

Require our Compensation Committee to be comprised solely of independent board members	Do not permit our directors and employees to participate in hedging or pledging activities involving our securities

Review of Executive Officer Performance

The Compensation Committee reviews, on an annual basis, all pay components for each of our executive officers. The Compensation Committee takes into account the scope of responsibilities and experience of each incumbent and balances these against competitive compensation levels.

In addition, each year, the President and Chief Executive Officer presents to the Compensation Committee his evaluation of each executive officer, other than himself, which includes a review of contribution and performance over the past year, strengths, weaknesses, and may include development plans and succession potential. The Chair of the Board and the Chair of the Compensation Committee, in consultation with the full Board, also evaluate the President and Chief Executive Officer’s performance in light of corporate goals and objectives and other factors as deemed appropriate. Following the reviews of performance and a comparison to the compensation benchmarking data, and based on input and recommendation from the Chief Executive Officer with respect to the executive officers, the Compensation Committee makes its own assessments and recommends to the Board compensation for the executive officers, including the President and Chief Executive Officer. The Board evaluates the contribution and performance of the executive officers, including the President and Chief Executive Officer, and approves their compensation after considering the recommendation of the Compensation Committee.

Our financial and operational results, management’s execution against our transformation strategy and the Compensation Committee’s deliberations were reflected in our final 2021 executive compensation decisions. We believe these decisions demonstrate a strong alignment between executive compensation and our performance, strategic priorities and the performance of our stock price.

2021 Compensation Elements

Base Salary

Base salaries are intended to provide a level of fixed compensation sufficient to attract and retain a high-quality leadership team, when considered in combination with the other components of our executive compensation programs. Base salaries are reviewed annually by the Compensation Committee, with adjustments driven primarily by individual performance, changes in responsibility or when significant deviation from competitive market data exists.

The table below shows the changes in the annualized base salaries of our NEOs from 2020 to 2021:

NEO	2020 Annualized Base Salary (1)	2021 Annualized Base Salary	Annualized Base Salary Increase
Terry M. Rich	$525,000	$550,000	$25,000
Jonathon M. Singer (2)	$482,040	$491,680	$9,640
Chris Thunander	$180,000	$235,000	$55,000
William S. Durall	$350,000	$361,375	$11,375
Joshua H. DeRienzis	$350,000	$362,250	$12,250
Enrico Sangiorgio	$303,398	$310,723	$7,325

(1)	Amounts in this column do not reflect the voluntary salary reductions taken in 2020 by our NEOs.
(2)	Mr. Singer resigned as Chief Financial and Operating Officer, effective October 15, 2021.

Short-Term Incentive Compensation

Our executive officers have historically participated in our short-term Incentive Plan, which provides participants an opportunity to earn cash incentives based on the achievement of certain Company-wide and individual performance goals, measured over an annual period. Consistent with prior years, in March 2021, the Compensation Committee established the 2021 incentive performance criteria and target annual incentives for our NEOs under our Incentive Plan. The 2021 target annual incentives, expressed as a percentage of base salary, did not change as compared to 2020 for our continuing NEOs other than for Mr. Thunander, who was promoted to Vice President and Chief Accounting Officer in September 2021.

The table below shows the target short-term incentive opportunity as a percentage of base salary for each of our NEOs in 2021:

NEO	Short-Term Incentive Target as a % of Salary
Terry M. Rich	100%
Jonathon M. Singer (1)	65%
Chris Thunander	30%
William S. Durall	75%
Joshua H. DeRienzis	50%
Enrico Sangiorgio	40%

(1)	Mr. Singer resigned as Chief Financial and Operating Officer, effective October 15, 2021.

In March 2021, the Committee adopted performance metrics for the 2021 short term incentive plan. In designing the plan the Committee took into account among other factors: (i) the Company’s ongoing transition away from the prior RTI Surgical business following the sale of RTI’s OEM business in 2020; (ii) the continued effects of the COVID-19 pandemic on our business; and (iii) the evolving focus on our digital health strategy. Weighing these and other factors, the Committee determined that a mix of strategic and quantitative corporate goals, as well as achievement of each NEO’s individual goals, was appropriate in establishing the 2021 program. As a result, the Committee approved the following metrics for the NEO’s as follows:

Metric	Target Achievement Level	Weight
Corporate Revenue	$115,895	25%
Free Cash Flow (1)	$(76,936)	25%
Strategic Corporate Goals (2)	All Goals Met	25%
Individual Goal Achievement	Meets Expectations	25%

(1)	Free Cash Flow is defined as net cash provided by operating activities less purchase of property and equipment less purchase of instruments and adjusted for non-GAAP adjustments.
(2)

Strategic Corporate Goals were as follows: (i) implementation of the Company’s SAP system by December 31, 2021; (ii) remediation of all material weaknesses in the Company’s internal control over financial reporting and the related assessment in the Form 10-K; and (iii) achievement of two goals relating to the Company’s digital strategy by December 31, 2021, including: (x) obtaining FDA 510(k) clearance for the HOLO Portal system and (y) first in-patient use of the HOLO Portal system.

In March 2022, the Committee considered various unanticipated factors that occurred during 2021 in determining the final 2021 short-term incentive payout to the NEOs (other than Mr. Singer whose employment terminated in 2021 and therefore was ineligible for a short-term incentive award). These included the exclusion in the free cash flow metric of certain one-time payments made to the Company, as well as the exclusion of other positive cash flow items that would have resulted in an extraordinary payout with respect to the free cash flow metric. Conversely, the Committee provided relief with respect to the timing of the achievement of certain of the strategic corporate metrics. In particular, the Committee took into consideration the FDA’s administrative issues regarding the processing of the HOLO PortalTM system 510(k) clearance application and the resulting impact on the ability to achieve clearance and first in-human use by the fiscal year end. The Company did not achieve threshold performance with respect to the revenue metric, and therefore there was no payout with respect to that metric. Considering all relevant factors with respect to the other three metrics, the Committee exercised its discretion and determined a maximum payout of 75% of each NEO’s target opportunity was appropriate. Individual performance and contributions to the Company’s strategic goals were the primary factors taken into consideration in determining whether each individual NEO achieved the maximum 75%. Based on the foregoing and input from the Chief Executive Officer for the NEOs other than Mr. Rich, the Committee recommended, and the Board approved, a short-term incentive payout of

66% of target for Mr. Rich, 65% of target for Messrs. Durall and Sangiorgio, and 75% of target for Messrs. DeRienzis and Thunander. The following table shows the respective payouts for each NEO:

NEO	Payout
Terry M. Rich	$364,375
Jonathon M. Singer (1)	—
Chris Thunander	$52,875
William S. Durall	$176,170
Joshua H. DeRienzis	$135,844
Enrico Sangiorgio	$79,006

(1)	Mr. Singer resigned as Chief Financial and Operating Officer, effective October 15, 2021.

Promotion and Retention Awards for Messrs. Thunander and DeRienzis

In connection with Mr. Thunander’s promotion to Vice President and Chief Accounting Officer, his base salary was increased to $235,000 effective September 23, 2021 to reflect anticipated changes to his role and responsibilities. Further, the Compensation Committee approved a retention award of $275,000 (the “Retention Award”) to Mr. Thunander payable as 50% in cash and 50% in the form of restricted stock units (“RSUs”). The cash component of the Retention Award ($137,500) vests 50% on October 1, 2022 and 50% on October 1, 2023 subject to Mr. Thunander’s continued employment in good standing on such dates. The RSU component of the Retention Award ($137,500) were equal to a number of RSUs based on the closing price of the Company’s common stock on October 1, 2021 and will vest 50% on October 1, 2022 and 50% on October 1, 2023. If Mr. Thunander is terminated without cause during the two-year period ending October 1, 2023, any unvested portion of the Retention Award vests upon termination.

The Compensation Committee also approved a retention award of restricted stock units (“RSUs”) in the amount of $180,001 issued to Mr. DeRienzis on October 1, 2021. The number of RSUs awarded was based on the closing price of the Company’s common stock on October 1, 2021. The total number of shares vest over three years, with one-third of the shares vesting on October 1, 2022 and the remaining two-thirds vesting quarterly on a pro-rated basis until October 1, 2024.

Long-Term Incentive Compensation

Long-term incentives compose a significant portion of an executive officer’s total compensation package. The Compensation Committee’s objective is to provide executive officers with long-term incentive award opportunities that will align pay with stockholder value creation, encourage teamwork and collaboration in accomplishing long-term goals, facilitate stock ownership among executives, create retention incentives, and generally reflect competitive market practices. In recent years, we have primarily provided executive officers with restricted stock and restricted stock units although we have occasionally used stock options and performance share awards.

The Compensation Committee elected to deliver the 2021 long-term incentive program in the form of time-based restricted stock units (the RSUs). The RSUs have a three-year vesting period, with one-third of the RSUs vesting in the first year and the remainder vesting quarterly over the final two years. Given the Company’s stock price at the time annual long-term incentive awards were made, the Committee felt awarding stock options would cause significant dilution to shareholders, and therefore determined not to award stock options in 2021.

Each year, we budget a certain level of equity compensation expense and the Compensation Committee and Board of Directors approve awards within budget guidelines. The executive officers are granted equity awards as part of the overall allocation of equity compensation to our employees. The compensation benchmarking data is reviewed as a point of reference as to whether executive officers are receiving equity compensation commensurate with responsibilities and similar to executive officers in the peer companies. In recent years, each NEO receives an annual equity award equal to a percentage of their base salary. Typically, these awards have been at or below the 25th percentile of the Company’s peer group. In addition to annual equity grants, the Compensation Committee may grant equity awards to its executive officers in recognition of promotions, expanded responsibilities, performance or retention concerns. In determining the size of these special awards, the Compensation Committee considers market data, our historical compensation practices and input from its independent compensation consultant, as well as internal pay equity. During 2021, the Compensation Committee granted annual equity awards expressed as a percentage of base salary as follows:

NEO	Payout
Terry M. Rich	150%
Jonathon M. Singer (1)	110%
Chris Thunander (2)	20%
William S. Durall	75%
Joshua H. DeRienzis	50%
Enrico Sangiorgio	50%

(1)	Mr. Singer resigned as Chief Financial and Operating Officer, effective October 15, 2021.
(2)	Mr. Thunander’s percentage was increased to 35% in connection with his promotion to Chief Accounting Officer.

The long-term incentive information related to the 2021 NEOs is included in the 2021 Summary Compensation Table under the columns Stock Awards and Option Awards. Additional information on long-term incentive awards, including vesting schedules, is shown in the 2021 Grants of Plan-Based Awards Table and the 2021 Outstanding Equity Awards at Fiscal Year-End Table.

Stock Ownership Guidelines and Insider Trading Policy

Our Board has adopted Stock Ownership Guidelines, which require our current Chief Executive Officer to hold qualifying shares in an amount equal to six times base salary, our other continuing NEOs to hold an amount equal to three times base salary and our non-employee directors to hold an amount equal to five times the annual cash retainer plus all shares initially granted upon election to the Board, if applicable. Our Chief Executive Officer, other continuing NEOs and non-employee directors must achieve the requisite threshold ownership within five years from the date on which they first become subject to the Stock Ownership Guidelines. Once the threshold is reached, an executive officer or non-employee director is permitted to sell net after-tax shares received from equity grants, provided that the threshold ownership requirement is maintained. NEOs and non-employee directors may, from time to time, sell shares of the Company’s common stock to cover taxes associated with the vesting of restricted stock awards. When an executive officer or non-employee director leaves our Company or the Board, the executive officer or non-employee director may sell any vested shares he or she possesses, subject to compliance with applicable law. Each of our continuing NEOs and non-employee directors is in compliance with the Stock Ownership Guidelines or is within the five-year accumulation period.

Our Board has also adopted an Insider Trading Policy, which includes anti-hedging provisions that restrict our employees, officers and directors from purchasing financial instruments or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of our stock.

Tax Implications of Executive Compensation

Compensation paid to certain executive officers in excess of $1,000,000 is generally non-deductible, whether or not it is performance-based. Although the Compensation Committee has generally attempted to structure executive compensation so as to preserve deductibility, it also believes that there are circumstances where our interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Code.

Retirement, Health and Welfare Benefits

We offer a variety of health and welfare benefits, life insurance, short and long-term disability and retirement benefits to all eligible employees. The NEOs generally are eligible for these benefit programs on the same terms and conditions as those applicable to other employees but also participate in perquisite programs related to these benefits as described below.

In addition, our NEOs are provided with the following benefits as a supplement to their other compensation:

•

Health and Welfare Coverage: We pay 100% of the premiums for health, dental and vision insurance for executive officers. In addition, at our expense, each executive officer is entitled to an executive physical exam on an annual basis. Executive officers are responsible for deductibles and co-payments under the health benefit plans.

•

Life Insurance and Accidental Death and Dismemberment Coverage: We pay 100% of the premium for both term life insurance and accidental death and dismemberment coverage, equal to $500,000 for the executive officers of the Company.

Recoupment of Lost Wages as a result of the COVID-19 Pandemic

As a result of the COVID-19 pandemic, in 2020, we furloughed many of our employees and instituted salary reductions for those who were not furloughed, including certain of our NEOs. In 2021, the Committee determined to provide employees who lost wages in 2020 with restricted stock units with a value equal to the lost wages. The restricted stock units vest over a two year period with 50% vesting on the first anniversary of the date of the award and 50% on the second anniversary. The NEOs received restricted stock units with the following values: Mr. Rich $36,865; Mr. DeRienzis $28,673; and Mr. Singer $39,490. Mr. Sangiorgio did not receive an award with respect to lost wages and Messrs. Durall and Thunander did not receive any such restricted stock units as they were hired after the furlough and salary reductions were implemented.

Employment Arrangements

As of December 31, 2021, we did not have in effect any broad-based severance plan that provides for change-in-control or other payments to our executive officers, although each NEO has an Employment Agreement or similar arrangement as described in the section entitled “Potential Payments Upon Termination of Employment or a Change in Control,” the terms of which were determined based on the competitive market at the time, as well as input from the Compensation Committee’s compensation consultant with respect to our past practices.

Please see the section entitled “Potential Payments Upon Termination of Employment or a Change in Control” for further information regarding the severance provisions set forth in the employment arrangements with our NEOs.

Clawbacks

Pursuant to certain of our equity incentive plans, the Board may, in appropriate circumstances, require reimbursement of any incentive payment under any award to an employee where: (1) there is an accounting restatement of our financial statements or results; and (2) such restatement results from a noncompliance by us with any requirements under or related to the federal securities laws.

Risk Assessment

The Compensation Committee conducted a risk assessment of our compensation policies and practices during the fiscal year 2021. This risk assessment consisted of a review of cash and equity compensation provided to senior executives and incentive compensation plans and commission plans which provide variable compensation based upon our and individual performance. The Compensation Committee concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business and do not create risk that is reasonably likely to have a material adverse effect on us. The following characteristics of our compensation programs support this finding:

•	our use of different types of compensation vehicles that provide a balance of long- and short-term incentives with fixed and variable components;

•	our use of multiple performance measures and capped incentive award opportunities in the short-term incentive program;

•	the ability of the Compensation Committee and/or the Board to reduce incentive payouts if deemed appropriate;

•	stock and option awards have multi-year vesting ranging from three to five years;

•	performance shares only vest if market-based and/or financial goals are achieved and are capped at 200% of target levels;

•	stock ownership guidelines are in place with respect to minimum levels of stock ownership;

•	our Insider Trading Policy contains a prohibition on hedging and using derivative securities or short selling in relation to our stock; and

•	our practice of looking beyond specific results-oriented performance and assessing the overall contributions of a particular executive.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our 2021 NEOs for the years indicated.

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (4)	Total ($)
Terry M. Rich President and Chief Executive Officer	2021	544,231		861,865	—	364,375	34,921	1,805,392
	2020	466,520	—	840,063	236,000	164,063	15,768	1,722,414

Jonathon M. Singer Former Chief Financial and Operating Officer	2021	395,272		580,339			37,468	1,013,079
	2020	459,959	225,000	1,253,331	—	78,332	25,257	2,041,879
	2019	460,347	—	514,798	—	—	28,507	1,003,652

Chris Thunander Vice President and Chief Accounting Officer	2021	196,801	—	191,500	—	52,875	17,585	458,761

William S. Durall Chief Commercial Officer	2021	359,187		271,031	—	176,170	42,900	849,288
	2020	189,172	—	419,724	366,000	44,724	4,232	1,023,852

Joshua H. DeRienzis Chief Legal Officer and Corporate Secretary	2021	359,894		389,799	—	135,844	41,280	926,817
	2020	331,404	262,500	290,938	230,500	54,688	184,929	1,354,959
	2019	224,492	—	450,000	—	—	146,003	820,495

Enrico Sangiorgio Executive Vice President, International	2021	305,069	—	156,504	—	79,006	33,234	573,813

(1)

Messrs. Sangiorgio and Thunander and were not named executive officers prior to 2021. Messrs. Durall and Rich were not named executive officers prior to 2020. Mr. Singer resigned as Chief Financial and Operating Officer, effective October 15, 2021.

(2)

Reflects the fair value of the award at date of grant, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC 718”), calculated based on the closing stock price on the date of grant.

(3)

Reflects the fair value of the award on the date of grant, calculated in accordance with ASC 718. To compute the grant date fair value of stock option awards, we use the Black-Scholes model with the following assumptions: risk-free interest rate of 2.54%, expected term based on historical experience of 6.5 years, expected volatility of 37.73%, and expected dividend yield of 0%.

(4)

The amounts set forth in this column for 2021 include: (i) matching contributions under our 401(k) Plan; (ii) payments for executive health and dental insurance; (iii) the dollar value of life insurance premiums paid by us; and (iii) payments for physical medical examinations. The amounts for 2021 are listed in the following table:

Named Executive Officer	401(k) Matching Contributions	Health and Dental Insurance	Life Insurance	Physical Medical Examinations	Total
Terry M. Rich	$8,750	$21,929	$1,242	$3,000	$34,921
Jonathon M. Singer	$17,400	$18,282	$1,786	—	$37,468
Chris Thunander	$10,782	$6,539	$264	—	$17,585
William S. Durall	$15,739	$21,929	$2,322	$3,000	$42,990
Joshua H. DeRienzis	$17,399	$21,929	$1,242	$710	$41,280
Enrico Sangiorgio	$12,781	$18,668	$1,785	—	$33,234

GRANTS OF PLAN-BASED AWARDS

The following table discloses the actual numbers of restricted stock unit awards granted during 2021 and the grant date fair value of these awards. It also captures potential payouts under the Company’s non-equity incentive plans.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Approval Date	Grant Type	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Terry M. Rich			Non-Equity Incentive Plan	275,000	550,000	1,100,000	—	—
	5/7/2021	5/7/2021	Restricted Stock Unit	—	—	—	476,879 (3)	825,001
	5/7/2021	5/7/2021	Restricted Stock Unit	—	—	—	94,834 (4)	164,063
	5/7/2021	5/7/2021	Restricted Stock Unit	—	—	—	21,310 (5)	36,866
Jonathon M. Singer			Non-Equity Incentive Plan	159,796	319,592	639,184	—	—
	5/7/2021	5/7/2021	Restricted Stock Unit (8)	—	—	—	312,630 (3)	540,850
	5/7/2021	5/7/2021	Restricted Stock Unit (8)	—	—	—	45,279 (4)	78,333
	5/7/2021	5/7/2021	Restricted Stock Unit (8)	—	—	—	22,827 (5)	39,491
Chris Thunander			Non-Equity Incentive Plan	35,250	70,500	141,000	—	—
	5/7/2021	5/7/2021	Restricted Stock Unit	—	—	—	31,214 (3)	54,000
	10/1/2021	10/1/2021	Restricted Stock Unit	—	—	—	125,000 (6)	137,500
Scott Durall			Non-Equity Incentive Plan	135,500	271,000	542,000	—	—
	5/7/2021	5/7/2021	Restricted Stock Unit	—	—	—	156,666 (3)	271,032
	5/7/2021	5/7/2021	Restricted Stock Unit	—	—	—	25,852 (4)	44,724
Joshua H. DeRienzis			Non-Equity Incentive Plan	90,550	181,125	362,200	—	—
	5/7/2021	5/7/2021	Restricted Stock Unit	—	—	—	104,697 (3)	181,126
	5/7/2021	5/7/2021	Restricted Stock Unit	—	—	—	31,612 (4)	54,689
	5/7/2021	5/7/2021	Restricted Stock Unit	—	—	—	16,575 (5)	28,675
	10/1/2021	10/1/2021	Restricted Stock Unit	—	—	—	165,637 (7)	180,001
Enrico Sangiorgio			Non-Equity Incentive Plan	51,800	103,600	207,200	—	—
	5/7/2021	5/7/2021	Restricted Stock Unit	—	—	—	90,465 (3)	156,504
	5/7/2021	5/7/2021	Restricted Stock Unit	—	—	—	17,998 (4)	31,137

(1)

These amounts represent the threshold, target, and maximum incentives payable to each named executive officer under our 2021 incentive program. Mr. Singer was not eligible for an award under this program as his employment terminated on October 15, 2021.

(2)	These amounts represent the grant date fair value associated with the grant of these restricted stock unit awards, as computed in accordance with ASC 718.
(3)

This award vests one-third on May 7, 2022, and the remainder vests in eight substantially equal quarterly installments thereafter, subject to the recipient’s continued service with us through each applicable vesting date.

(4)	This restricted stock award vests 100% on the one-year anniversary of the grant date.
(5)

This award vests in two substantially equal installments. The first vesting date will occur on May 7, 2022. The other vesting dates will occur on May 7, 2023, subject to the recipient’s continued service with us through each applicable vesting date.

(6)

This award vests in two substantially equal installments. The first vesting date will occur on October 1, 2022. The other vesting date will occur on October 1, 2023, subject to the recipient’s continued service with us through each applicable vesting date.

(7)	This award vests one-third on October 1, 2022, and the remainder vests in eight substantially equal quarterly installments thereafter.
(8)	Mr. Singer’s employment with the Company terminated on October 15, 2021, and therefore all awards granted during the 2021 fiscal year were terminated with no payout.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows outstanding equity awards held by our NEOs as of December 31, 2021.

				Option Award					Stock Awards
Name	Grant Date		Grant Type	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Terry M. Rich	11/29/2019	(2)	Stock Options	125,599	62,798	—	2.09	11/29/2029	—	—	—	—
	1/12/2020	(3)	Stock Options	104,161	74,400	—	4.41	1/12/2030	—	—	—	—
	7/22/2020	(3)	Stock Options	42,083	30,057	—	3.14	7/22/2030	—	—	—	—
	11/29/2019	(2)	RSA	—	—	—	—	—	41,864	30,142	—	—
	1/12/2020	(3)	RSA	—	—	—	—	—	49,600	35,712	—	—
	7/22/2020	(3)	RSA	—	—	—	—	—	20,038	14,427	—	—
	5/7/2021	(10)	RSU	—	—	—	—	—	476,879	343,353	—	—
	5/7/2021	(11)	RSU	—	—	—	—	—	94,834	68,280	—	—
	5/7/2021	(12)	RSU	—	—	—	—	—	21,310	15,343	—	—

Jonathon M. Singer	9/18/2017	(4)	Stock Options	—	—	306,900	4.55	9/18/2022	—	—	—	—
	2/28/2018	(5)	Stock Options	76,800	—	0	4.25	2/28/2028	—	—	—	—

Chris Thunander	5/7/2021	(10)	RSU	—	—	—	—	—	31,214	22,474.08	—	—
	10/1/2021	(13)	RSU	—	—	—	—	—	125,000	90,000.00	—	—

Scott Durall	7/2/2020	(9)	Stock Options	176,412	126,007	—	2.94	7/2/2030	—	—	—	—
	7/2/2020	(9)	RSA	—	—	—	—	—	53,145	38,264	—	—
	5/7/2021	(10)	RSU	—	—	—	—	—	156,666	112,800	—	—
	5/7/2021	(11)	RSU	—	—	—	—	—	25,852	18,613	—	—

Joshua H. DeRienzis	7/2/2020	(7)	Stock Options	38,105	152,419	—	2.94	7/2/2030	—	—	—	—
	4/8/2019	(6)	RSA	—	—	—	—	—	23,062	16,605	—	—
	7/2/2020	(8)	RSA	—	—	—	—	—	53,571	38,571	—	—
	10/1/2021	(14)	RSU	—	—	—	—	—	163,637	117,819	—	—
	5/7/2021	(10)	RSU	—	—	—	—	—	104,697	75,382	—	—
	5/7/2021	(11)	RSU	—	—	—	—	—	31,612	22,761	—	—
	5/7/2021	(12)	RSU	—	—	—	—	—	16,575	11,934	—	—

Enrico Sangiorgio	2/28/2018	(5)	Stock Options	18,780	12,520	—	4.25	2/28/2028	—	—	—	—
	2/26/2020	(5)	Stock Options	21,206	84,823	—	4.05	2/26/2030	—	—	—	—
	2/26/2019	(6)	RSA	—	—	—	—	—	4,211	3,032	—	—
	2/26/2020	(6)	RSA	—	—	—	—	—	29,810	21,463	—	—
	5/7/2021	(10)	RSU	—	—	—	—	—	90,465	65,135	—	—
	5/7/2021	(11)	RSU	—	—	—	—	—	17,998	12,959	—	—

(1)	The market values of shares or units of stock that have not vested reflect a stock price of $0.72, our closing stock price on December 31, 2021.
(2)

This award vests one-third on the one-year anniversary of the grant date and the remainder in eight substantially equal quarterly installments thereafter, subject to the recipient’s continued service with us through each applicable vesting date.

(3)

This award vested one-third on January 13, 2021 and the remainder vests in eight substantially equal quarterly installments thereafter, subject to the recipient’s continued service with us through each applicable vesting date.

(4)

This option award vests one-third upon the average publicly traded closing stock price of our common stock exceeding each of $7.00, $8.00 and $9.00, in each case, for sixty consecutive calendar days. The vesting of this option award is cumulative.

(5)

This award vests in five substantially equal installments on each of the first five anniversaries of the grant date, subject to the recipient’s continued service with us through each applicable vesting date.

(6)

This award vests in three substantially equal installments on each of the first three anniversaries of the grant date, subject to the recipient’s continued service with us through each applicable vesting date.

(7)

This award vests in five substantially equal installments. The first vesting date occurred on February 26, 2021. The other vesting dates will occur on February 26, 2022, 2023, 2024 and 2025, subject to the recipient’s continued service with us through each applicable vesting date.

(8)

This award vests in three substantially equal installments. The first vesting date occurred on February 26, 2021. The other vesting dates will occur on February 26, 2022 and 2023, subject to the recipient’s continued service with us through each applicable vesting date.

(9)

This award vests one-third on June 15, 2021 and the remainder in eight substantially equal quarterly installments thereafter, subject to the recipient’s continued service with us through each applicable vesting date.

(10)

This award will vest one-third on May 7, 2022, and the remainder vests in eight substantially equal quarterly installments thereafter, subject to the recipient’s continued service with us through each applicable vesting date.

(11)	This restricted stock award vests 100% on the one-year anniversary of the grant date.
(12)

This award vests in two substantially equal installments. The first vesting date will occur on May 7, 2022. The other vesting date will occur on May 7, 2023, subject to the recipient’s continued service with us through each applicable vesting date.

(13)

This award vests in two substantially equal installments. The first vesting date will occur on October 1, 2022. The other vesting date will occur on October 1, 2023, subject to the recipient’s continued service with us through each applicable vesting date.

(14)	This award vests one-third on October 1, 2022, and the remainder vests in eight substantially equal quarterly installments thereafter.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to restricted stock awards held by our NEOs that vested in 2021. None of the NEOs exercised stock option awards in 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Terry M. Rich	139,364	223,829
Jonathon M. Singer	271,710	496,487
Chris Thunander	—	—
Scott Durall	74,406	137,719
Joshua H. DeRienzis	49,849	115,405
Enrico Sangiorgio	23,850	58,194

Potential Payments upon Termination of Employment or Change in Control

Change in Control

Our standard equity award agreements provide for the vesting of outstanding equity awards to be accelerated upon the occurrence of a “Change in Control” (as defined in our 2021 Incentive Plan) in which such awards are not assumed or substituted by the successor company in such Change in Control. The table below shows the value attributable to the acceleration of unvested equity awards held by our NEOs, assuming that a Change in Control in which outstanding equity awards were not assumed or substituted occurred on December 31, 2021 (other than Mr. Singer whose employment ended October 15, 2021):

Name	Unvested Equity Awards (1)
Terry M. Rich	$507,258
Jonathon M. Singer	—
Chris Thunander	$112,474
Scott Durall	$169,677
Joshua H. DeRienzis	$283,071
Enrico Sangiorgio	$102,588

(1)

In the case of stock grants, the equity value represents the value of the shares determined by multiplying the closing stock price of $0.72 per share on December 31, 2021 by the number of shares of restricted stock or, in the case of performance share awards, by the number of shares to be awarded based on target achievement. In the case of option awards, the equity value was determined by multiplying: (i) the difference between the exercise price and the closing stock price of $0.72 per share on December 31, 2021 and (ii) the number of unvested option shares that would vest following a qualifying termination of employment.

Termination of Employment—Employment Agreements

Employment Agreement—Mr. Rich

On November 25, 2019, we entered into an employment agreement with Mr. Rich, which was amended and restated on June 15, 2020 in connection with Mr. Rich’s appointment as President and Chief Executive Officer (the “Rich Employment Agreement”). The Rich Employment Agreement has an initial term of three years, which expires on December 2, 2022. The Rich Employment Agreement will automatically renew for successive one-year terms on each anniversary of the expiration of the initial term, beginning on December 2, 2022, until terminated. In addition, the Rich Employment Agreement contains customary covenants with respect to confidentiality, non-competition, non-solicitation, and non-interference.

The Rich Employment Agreement provides that, upon the termination of his employment by us without “Cause,” by Mr. Rich for “Good Reason” (each as defined in the Rich Employment Agreement), or as a result of our non-extension of the employment term, and subject to his execution and non-revocation of a release of claims in our favor (a “Release”), Mr. Rich will be entitled to the following: (i) base salary continuation for 12 months (or 18 months if such termination occurs following a “Change in Control” (as defined in the Rich Employment Agreement)); (ii) reimbursement for reasonable outplacement services incurred during the one-year period following the date of termination, not to exceed $30,000; and (iii) if such termination occurs following a Change in Control, (A) a pro-rated target bonus for the year of termination, payable 30 days following the date of termination, and (B) COBRA continuation coverage at active employee rates for up to 18 months. In the event of a violation by Mr. Rich of any of the restrictive covenants contained in the Rich Employment Agreement, any severance then being paid or owed to Mr. Rich will immediately cease and/or be forfeited, as applicable, and Mr. Rich will be required to immediately repay to us the value of any severance payments and benefits previously paid to him.

Employment Agreement—Mr. Durall

We entered into an Employment Agreement with Mr. Durall, dated May 29, 2020 (the “Durall Employment Agreement”), which sets forth the terms of Mr. Durall’s service with us. The Durall Employment Agreement provides for an indefinite term of employment and contains customary covenants on confidentiality, non-solicitation, and non-interference.

The Durall Employment Agreement provides that, upon the involuntary termination of his employment at any time without “Cause” or the voluntary termination of his employment by Mr. Durall for “Good Reason” in connection with or within six months following a “Change in Control” (each as defined in the Durall Employment Agreement), and subject to his execution and non-revocation of a release of claims in our favor, Mr. Durall will be entitled to the following: (i) 12 months’ base salary, payable over a 12-month period following termination or, at our option in the case of a termination not in connection with a Change in Control, as a lump sum; and (ii) Company-paid COBRA continuation coverage for up to 12 months. The Durall Employment Agreement also provides that all unvested equity awards granted to Mr. Durall will become 100% vested upon the consummation of a Change in Control.

Employment Agreement—Mr. DeRienzis

We entered into an Employment Agreement with Mr. DeRienzis, dated March 10, 2021 (the “DeRienzis Employment Agreement”), which sets forth the terms of Mr. DeRienzis’ service with us. The DeRienzis Employment Agreement provides for an indefinite term of employment and contains customary covenants on confidentiality, non-solicitation, and non-interference.

The DeRienzis Employment Agreement provides that, upon the involuntary termination of his employment at any time without “Cause” or the voluntary termination of his employment by Mr. DeRienzis for “Good Reason” in connection with or within six months following a “Change in Control” (each as defined in the DeRienzis Employment Agreement), and subject to his execution and non-revocation of a release of claims in our favor, Mr. DeRienzis will be entitled to the following: (i) 12 months’ base salary, payable over a 12-month period following termination or, at our option in the case of a termination not in connection with a Change in Control, as a lump sum; and (ii) in the case of a Change in Control Mr. DeRienzis will receive the benefits provided for in (i) plus a pro-rated portion of his bonus opportunity in the year of termination, and (iii) Company-paid COBRA continuation coverage for up to 12 months. The DeRienzis Employment Agreement also provides that all unvested equity awards granted to Mr. DeRienzis will become 100% vested upon the consummation of a Change in Control.

Employment Agreement—Chris Thunander

We entered into an Employment Agreement with Mr. Thunander, dated October 7, 2021 (the “Thunander Employment Agreement”), which sets forth the terms of Mr. Thunander’s service with us. The Thunander Employment Agreement provides for an indefinite term of employment and contains customary covenants on confidentiality, non-solicitation, and non-interference.

The Thunander Employment Agreement provides that, upon the involuntary termination of his employment at any time without “Cause” or the voluntary termination of his employment by Mr. Thunander for “Good Reason” in connection with or within six months following a “Change in Control” (each as defined in the Thunander Employment Agreement), and subject to his execution and non-revocation of a release of claims in our favor, Mr. Thunander will be entitled to the following: (i) six months’ base salary, payable over a 12-month period following termination or, at our option in the case of a termination not in connection with a Change in Control, as a lump sum; and (ii) Company-paid COBRA continuation coverage for up to 12 months. The Thunander Employment Agreement also provides that all unvested equity awards granted to Mr. Thunander will become 100% vested upon the consummation of a Change in Control.

Involuntary Termination Agreement—Mr. Sangiorgio

On January 13, 2020, Mr. Sangiorgio entered into an Involuntary Termination Agreement with the Company (the “Sangiorgio Termination Agreement”). The Sangiorgio Termination Agreement provided that if Mr. Sangiorgio was involuntarily terminated in a six month period following the appointment of a new Chief Executive Officer than the one in place at the time the Sangiorgio Termination Agreement was entered into, he would have been entitled to a severance payment equal to twelve months of his base salary and the vesting of his then outstanding equity awards. Given Mr. Rich’s appointment as Chief Executive Officer in July 2020, and Mr. Sangiorgio’s continued employment, these potential benefits expired in January 2021.

Service Agreement—Mr. Sangiorgio

On March 18, 2022, Mr. Sangiorgio entered into a Service Agreement (“Service Agreement”) with a subsidiary of the Company. The Service Agreement provides that Mr. Sangiorgio will be employed by the subsidiary until either party gives three months’ notice of termination plus one month for every three years of service with the Company. The Company may terminate Mr. Sangiorgio’s employment without providing notice if the Company pays Mr. Sangiorgio the amount he would have received had the Company provided notice. Under certain conditions, the Company may terminate Mr. Sangiorgio without notice or further compensation. If he is terminated subsequent to a change in control, Mr. Sangiorgio does not receive any additional benefits.

The following table discloses the estimated payments and benefits, in addition to any unpaid base salary through the date of termination, reimbursement for any unreimbursed business expenses incurred through the date of termination, any accrued but unused vacation time in accordance with Company policy, and all other payments, benefits or fringe benefits under our benefits plans and program (the “Accrued Benefits”), that would have been provided by us to our NEOs upon a qualifying termination or upon a Change in Control (as that term is defined in any employment agreement or equity award agreement), assuming that (i) their last day of employment was, or the Change in Control occurred on, December 31, 2021 and (ii) the applicable NEOs remain in compliance with any applicable non-competition, non-solicitation and confidentiality restrictions contained in their respective employment agreements.

	Potential Payments upon a Qualifying Termination Absent a Change in Control (1)				Potential Payments Upon a Change in Control (2)	Potential Payments upon a Qualifying Termination Following a Change in Control (3)
Name	Cash Payment (4)	COBRA Reimbursements (5)	Outplacement Services (6)	Total	Unvested Equity Awards (7)	Cash Payment (8)	COBRA Reimbursements (5)	Outplacement Services (6)	Total
Terry M. Rich	$550,000	37,100	$30,000	$617,100	$507,258	$1,650,000	$37,100	$30,000	$1,717,100
Jonathon M. Singer	—	—	—	—	—	—	—	—	—
Chris Thunander	$117,500	$24,733	—	$142,233	$112,474	$117,500	$24,733	—	$142,474
William S. Durall	$361,375	$24,733	—	$386,108	$169,677	$361,375	$24,733	—	$386,108
Joshua H. DeRienzis	$362,250	$24,733	—	$386,983	$283,071	$543,375	$24,733	—	$568,108
Enrico Sangiorgio	$126,416	—	—	$126,416	$102,588	$126,416	—	—	$126,416

(1)

A qualifying termination means termination of the named executive officer’s employment: (i) with respect to Mr. Rich by us other than for “Cause,” by the executive for “Good Reason,” or as a result of our non-extension of the employment term; and (ii) with respect to Messrs. Durall, DeRienzis and Thunander, by us other than for “Cause.”

(2)

Pursuant to the terms of the Durall, DeRienzis and Thunander Employment Agreements, all unvested equity awards held by such persons will become 100% vested upon the consummation of a Change in Control.

(3)

A qualifying termination means termination of the NEO’s employment in connection with a Change in Control and: (i) with respect to Mr. Rich by us other than for “Cause,” by the executive for “Good Reason,” or as a result of our non-extension of the employment term; and (ii) with respect to Messrs. Durall, DeRienzis and Thunander, by us other than for “Cause” or by the executive for “Good Reason.”

(4)

Where the NEO is entitled to severance, amounts reported in this column represent the indicated named executive officers’ annual base salaries, or in the case of Mr. Thunander an amount equal to six months of his base salary.

(5)

Amounts reported in this column represent the estimated value of COBRA continuation coverage the indicated named executive officers would be entitled to receive upon a qualifying termination of employment.

(6)	Amounts reported in this column represent the maximum value of outplacement services that may be paid by us for the year in which in the indicated named executive officer’s employment terminates.
(7)

Amounts reported in this column represent the value of equity awards that would be accelerated in connection with a qualifying termination of employment. In the case of stock grants, the equity value represents the value of the shares determined by multiplying the closing stock price of our common stock of $0.72 per share on December 31, 2021 by the number of shares of restricted stock.

(8)

Amounts reported in this column represent: (i) with respect to each of Mr. Rich, the sum of (A) 1.5 times his annual base salary and (B) his target annual bonus, prorated based on the number of full months completed in the performance year in which the termination occurred; (ii) with respect to Mr. Durall, the amount of his annual base salary, which is payable over the twelve-month period following termination; and (iii) with respect to Mr. DeRienzis, the sum of (Y) 1.0 times his annual base salary and (Z) his target annual bonus, prorated based on the number of full months completed in the performance year in which the termination occurred. Because the above table assumes a termination date of December 31, 2021, the full amounts of the target annual bonuses for Messrs. Rich and DeRienzis have been included for purposes of this disclosure.

DIRECTOR COMPENSATION

Board compensation is reviewed annually, and changes are recommended by the Compensation Committee and approved by the Board.

Our directors who are also our employees or officers did not receive any compensation specifically related to their activities as directors, other than reimbursement for expenses incurred in connection with their attendance at meetings. In 2021, our non-employee directors received an annual Board cash retainer of $50,000, paid in quarterly installments. Also, in 2021, Ms. Conley received a pro-rated additional annual cash retainer of $100,000 for her service as Chair of the Board. Mr. Simpson received additional compensation for services as Chair pursuant to his consulting agreement, which was terminated during 2021. Non-employee directors received annual chair and member retainers based on committee service as follows:

Description	Amount
Committee Chair Fee	Audit Committee – $20,000 Compensation Committee – $15,000 Nominating and Governance Committee – $10,000

Committee Member Fee	Audit Committee – $10,000 Compensation Committee – $7,500 Nominating and Governance Committee – $5,000

At the discretion of our Board or Compensation Committee, our directors are also eligible to receive stock awards under our 2021 Incentive Compensation Plan, with a target grant date value in 2021 of $100,000. The Compensation Committee determined to move the annual award cycle for issuing stock awards to directors to coincide with the annual shareholders meeting in May, rather than its historical practice of issuing non-employee director stock awards in March. The Compensation Committee approved an additional stock award of $25,000 above the normal annual award amount to compensate the directors for the additional service time between March and May 2021. As a result, on May 7, 2021, each of our then-serving independent directors received a grant of 72,254 restricted stock units. In addition, in connection with her election, Ms. Conley received a restricted stock unit award and a stock option award valued at $100,000 each. Non-employee directors are subject to stock ownership guidelines requiring them to hold an amount of stock equal to five times the value of the annual Board cash retainer. Non-employee directors have up to five years from the time they join the Board to achieve stock ownership requirements.

The following table discloses the cash fees and stock awards and total compensation earned, paid or awarded, to each of our non-employee directors during 2021. Columns disclosing compensation under the headings “Option Awards,” “Non-Equity Incentive Plan Compensation,” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” are not included because no compensation in these categories was awarded to, earned by or paid to our non-employee directors in 2021.

Director Compensation

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	All Other Compensation (3)	Total ($)
Stuart F. Simpson (4)	$191,747	—	—	—	$191,747
Mark D. Stolper	$90,051	$125,000	—	—	$215,051
Pawel Lewicki, Ph.D.	$50,000	$125,000	—	—	$175,000
Jeffrey C. Lightcap (4)	$41,836	$125,000	—	—	$166,836
Thomas A. McEachin	$70,000	$125,000	—	—	$195,000
Paul G. Thomas	$62,500	$125,000	—	—	$187,500
Nicholas J. Valeriani	$67,459	$125,000	—	—	$192,459
Shirley A. Weis (5)	$22,305	—	—	$25,000	$47,305
Sheryl L. Conley (6)	$53,323	$100,000	$100,000	—	$253,323

(1)

Amounts in this column represent 2021 annual cash retainer fees for serving on our Board and committees of our Board, and in the case of Mr. Simpson amounts paid under his consulting agreement prior to his resignation from the Board.

(2)

Reflects the grant date fair value of annual restricted stock awards granted to each non-employee director in May 2021, calculated in accordance with ASC 718. As of December 31, 2021, each non-employee director held the following number of unvested shares of restricted stock: 72, 254 for each of Messrs. McEachin, Stolper, Lewicki, Thomas and Valeriani and 57,803 for Ms. Conley.

(3)	Represents amounts paid to Ms. Weis.
(4)	Messrs. Lightcap and Simpson resigned from the Board on September 10, 2021.
(5)

Ms. Weis decided not to stand for reelection to the Board and retire from the Board effective as of May 4, 2021 (the day of the 2021 Annual Meeting). Ms. Weis received a cash payment of $25,000 representing the portion of stock she would have received for service from February until May, had the annual stock award been made in February.

(6)	Ms. Conley joined the Board on May 4, 2021.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Mark D. Stolper

Paul G. Thomas

Nicholas J. Valeriani, Chair

PRESIDENT AND CHIEF EXECUTIVE OFFICER PAY RATIO

Mr. Rich’s total compensation in 2021 was $1,811,163. Mr. Rich’s 2021 total annual compensation was approximately 9.29 times the median employee’s annual total compensation of $194,932. The methodology used to identify the median employee uses the same pay components, as well as the same calculation methods and assumptions, disclosed in the 2021 Summary Compensation Table (including salary, bonus, stock awards, option awards, non-equity incentive plan compensation, deferred compensation earnings and other compensation). Compensation levels for employees only working a partial year were annualized. All active employees employed by us on December 31, 2021 were used in determining the median employee. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth, as of the end of the last fiscal year, the number of equity securities authorized for issuance under the Company’s equity compensation plans.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,884,823	$3.36	9,347,167
Equity compensation plans not approved by security holders	2,138,397	$3.13	—

Total	5,023,220	$3.26	9,347,167

Please see the above summaries on page 56 of this proxy statement under “Employment Agreement – Mr. Rich”. Such equity grants were made as inducement grants and were not made under an equity compensation plan approved by Surgalign’s stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 4, 2022 regarding the beneficial ownership of Surgalign’s common stock by: (1) each person known by Surgalign to own beneficially more than 5% of Surgalign’s outstanding common stock; (2) each of Surgalign’s directors; (3) each of Surgalign’s named executive officers; and (4) all of Surgalign’s directors and executive officers as a group. The number of shares of common stock outstanding as of April 4, 2022 was 198,734,928. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed. Unless otherwise indicated, the address of the beneficial owner is: c/o Surgalign Holdings, Inc., 520 Lake Cook Road, Suite 315, Deerfield, Illinois 60015.

	Amount and Nature of Beneficial Ownership (1)
Name and Address of Beneficial Owner	Number	Percent
Sheryl L. Conley (2)	171,894		*
Joshua H. DeRienzis (3)	286,915		*
William S. Durall (4)	1,096,474		*
Pawel Lewicki, PhD (5)	14,062,531	7.1
Thomas A. McEachin (6)	202,692		*
Terry M. Rich (7)	3,479,088		*
Enrico Sangiorgio (8)	189,641		*
Jonathon M. Singer	477,677		*
Mark D. Stolper (9)	180,397		*
Paul G. Thomas (10)	172,669		*
Chris Thunander (11)	300,889		*
Nicholas J. Valeriani (12)	238,669		*

All current executive officers and directors (11 persons) (13)	20,381,859	10.3
Krzysztof Siemionow (14)	10,076,229	5.1

*	Represents beneficial ownership of less than 1%.
(1)

Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Shares of common stock issuable pursuant to restricted stock awards and options, to the extent such options are exercisable or convertible within 60 days after April 4, 2022 (the latest practicable date prior to this proxy statement) are treated as outstanding for purposes of computing the percentage of the person holding such securities but are not treated as outstanding for purposes of computing the percentage of any other person. This table does not include performance-based restricted stock grants under the Company’s 2018 Annual Incentive Plan (performance vesting at end of three years, date of grant February 2019), as the number of restricted shares to be awarded is not determinable at the time of grant and the recipients do not have the right to vote or other elements of beneficial ownership until vesting. The unvested shares of restricted stock included in the footnotes are time-based restricted stock grants deemed beneficially owned because the respective holders thereof have the right to vote such shares.

(2)	Includes 114,091 shares of common stock issuable upon the exercise of options and 57,803 shares of restricted stock.
(3)	Includes 76,210 shares of common stock issuable upon the exercise of options and 211,396 shares of restricted stock.
(4)	Includes 201,614 shares of common stock issuable upon the exercise of options and 163,108 shares of restricted stock.
(5)	Information derived from Schedule 13D/A filed on February 4, 2022.
(6)	Includes 0 shares of common stock issuable upon the exercise of options and 202,692 shares of restricted stock.

(7)	Includes 329,327 shares of common stock issuable upon the exercise of options and 483,999 shares of restricted stock.
(8)	Includes 67,452 shares of common stock issuable upon the exercise of options and 167,429 shares of restricted stock.
(9)	Includes 0 shares of common stock issuable upon the exercise of options and 180,397 shares of restricted stock.
(10)	Includes 0 shares of common stock issuable upon the exercise of options and 172,669 shares of restricted stock.
(11)	Includes 10,404 shares of restricted stock
(12)	Includes 0 shares of common stock issuable upon the exercise of options and 238,669 shares of restricted stock.
(13)	Includes 788,694 shares of common stock issuable upon the exercise of options and 1,888,566 shares of restricted stock.
(14)	Information derived from Schedule 13D amendment, filed with the SEC on February 4, 2022.

PROPOSAL 6: RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent registered public accounting firm. Towards this goal, the Audit Committee annually evaluates the qualifications, performance, and independence of the Company’s independent registered public accounting firm and determines whether to re-engage the current independent registered public accounting firm. As part of this evaluation, the Audit Committee considers the quality and efficiency of the services provided by the Company’s independent registered public accounting firm, along with its capabilities and its knowledge of the Company and its industry.

Based on this evaluation, in March 2022, the Audit Committee approved the appointment of Grant Thornton LLP, independent registered public accounting firm, to audit our accounts for 2022, subject to approval of the scope of the audit engagement and the estimated audit fees, which will be presented to the Committee at its May meeting.

We expect a representative of Grant Thornton LLP to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.

Change in Independent Registered Public Accounting Firm

On April 5, 2021, Deloitte & Touche LLP (“Deloitte”) resigned as our auditors, and we engaged a new firm, Grant Thornton LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2021. The engagement of Grant Thornton LLP was approved by the Audit Committee.

The audit reports of Deloitte on the consolidated financial statements of the Company for each of the fiscal years ended December 31, 2020 and December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the substantial doubt about the Company’s ability to continue as a going concern disclosed in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2020 and December 31, 2019.

During the Company’s two most recent fiscal years ended December 30, 2020 and 2019, and the subsequent interim period through the date of Deloitte’s resignation, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to such disagreements in its reports.

During the Company’s two most recent fiscal years ended December 30, 2020 and 2019, and the subsequent interim period through the date of Deloitte’s resignation, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses in the Company’s internal control over financial reporting previously reported in Part II, Item 9A “Controls and Procedures” in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2020 and December 31, 2019. The material weaknesses were discussed with the Audit Committee of the Board of Directors of the Company. The Company has authorized Deloitte to respond fully to inquiries of the successor accountant concerning the material weaknesses.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth fees billed for professional audit services and other services rendered to the Company by Grant Thornton LLP and its affiliates for the fiscal year ended December 31, 2021 and Deloitte for 2020.

	Fiscal 2021	Fiscal 2020
Audit Fees	$798,129	$3,239,500
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$798,129	$3,239,500

Audit Fees

The aggregate fees billed by Grant Thornton LLP and its respective affiliates for professional services rendered for the audit of our annual financial statements for the year ended December 31, 2021, for the Sarbanes-Oxley Section 404 audit of our internal control structure, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and issuance of comfort letters for that year was $798,129. As identified above, they were not our auditor for the 2020 fiscal year and therefore no fees were paid to them. The aggregate fees billed by Deloitte & Touche LLP and their respective affiliates for professional services rendered for the audit of our annual financial statements for the year ended December 31, 2020, for the Sarbanes-Oxley Section 404 audit of our internal control structure for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and issuance of comfort letters for that year was $3,239,500. The fiscal 2020 fee includes the audit of the financial statement recasted for discontinued operations on prior periods.

Audit-Related Fees

Grant Thornton LLP rendered no professional services for audit-related matters for the year ended December 31, 2021. Deloitte & Touche LLP rendered no professional services for audit-related matters for the year ended December 31, 2020.

Tax Fees

Grant Thornton LLP rendered no professional services for tax fees for the year ended December 31, 2021. Deloitte & Touche LLP rendered no professional services for tax fees for the year ended December 31, 2020.

All Other Fees

Grant Thornton LLP rendered no professional services for all other fees for the year ended December 31, 2021. Deloitte & Touche LLP rendered no professional services for all other services for the year ended December 31, 2020.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm prior to the engagement of the independent registered public accounting firm with respect to such services. All “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” set forth above were pre-approved by the Audit Committee in accordance with its pre-approval policy.

Approval

We are asking you to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. We are asking you to vote, on an advisory basis, FOR the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.”

If the stockholders do not approve the selection of Grant Thornton LLP, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee of the Board of Directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPOINTMENT

OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

AUDIT COMMITTEE REPORT

The Audit Committee presently consists of Mr. McEachin, as Committee Chair, Ms. Conley and Mr. Stolper. All of the Audit Committee members satisfy the definition of independent director as established in the rules of The Nasdaq Stock Market and the Sarbanes-Oxley Act of 2002. The charter of our Audit Committee was updated in July 2020 and is available on our website at https://ir.surgalign.com/corporate-governance. Under the Charter of the Audit Committee, the Audit Committee assists the Board in overseeing matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s disclosure controls and internal controls, the quality and integrity of the quarterly and annual financial statements of the Company, and pre-approval of the current year audit and non-audit fees with the Company’s independent registered public accounting firm.

Management is responsible for our financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing those financial statements. The responsibility of the Audit Committee is to monitor and review these processes.

The Audit Committee periodically considers whether an independent auditor change would be advisable. Because of Grant Thornton LLP’s lead audit partner rotating every five years, as presently required, along with other customary auditor staffing changes, the Audit Committee believes that Grant Thornton LLP provides fresh audit perspective without the incremental costs associated with a change in audit firms.

During the year ended December 31, 2021, the Audit Committee held meetings and otherwise met and communicated with management and with Grant Thornton LLP, the Company’s independent registered public accounting firm for 2021. Grant Thornton LLP discussed with the Audit Committee various matters under applicable auditing standards, including information regarding the scope and results of the audit and other matters required to be discussed by PCAOB AS 1301, “Communication with Audit Committees,” and SEC Rules 2-01 and 2-07 of Regulation S-X. The Audit Committee also discussed with Grant Thornton LLP its independence from the Company and received the written disclosures and the letter from Grant Thornton LLP concerning independence as required by the PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence”. The Audit Committee also reviewed the provision of services by Grant Thornton LLP not related to the audit of the Company’s financial statements and not related to the review of the Company’s interim financial statements as it pertains to the independence of Grant Thornton LLP.

The Audit Committee reviewed and discussed with management the Company’s financial results prior to the release of earnings. In addition, the Audit Committee reviewed and discussed with management and Grant Thornton LLP the interim financial information included in the quarterly Forms 10-Q prior to their being filed with the SEC. The Audit Committee also reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2021 with management and Grant Thornton LLP. Grant Thornton LLP informed the Audit Committee that the Company’s audited financial statements are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America. The Audit Committee also monitored and reviewed the Company’s procedures and policies relating to the requirements of Section 404 of the Sarbanes-Oxley Act and related regulations.

Based on the review and discussions referred to above, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

Audit Committee,

Thomas A. McEachin (Committee Chair)

Sheryl L. Conley

Mark D. Stolper

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The Board of the Company has adopted a related party transaction policy. The policy requires that all “interested transactions” (as defined below) between the Company and any “related party” (as defined below) are subject to approval or ratification by the Audit Committee. In determining whether to approve or ratify such transactions, the Audit Committee will take into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Also, the Board has delegated to the Chair of the Audit Committee the authority to pre-approve or ratify any interested transaction in which the aggregate amount is expected to be less than $1 million. Finally, the policy provides that no director shall participate in any discussion or approval of an interested transaction for which he or she is a related party, except that the director shall provide all material information concerning the interested transaction to the Audit Committee.

Under the policy, an “interested transaction” is defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or any guarantee of indebtedness) in which:

•	the aggregate amount involved will or may be expected to exceed $100,000 in any fiscal year;

•	the Company is a participant; and

•	any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than ten percent beneficial owner of another entity).

A “related party” is defined as any:

•

person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if he or she does not presently serve in that role) an executive officer, director or nominee for election as a director;

•	greater than five percent beneficial owner of the Company’s common stock; or

•	immediate family member of any of the foregoing.

The following are the Company’s related party transactions:

The Holo Surgical Acquisition

On October 23, 2020, the Company completed the acquisition of Holo Surgical Inc. (“Holo Surgical”) pursuant to the Stock Purchase Agreement dated as of September 29, 2020, by and among the Company, Roboticine, Inc. (the “Seller”) and the other parties signatory thereto. As consideration for the acquisition, the Company paid to Seller $30.0 million in cash and issued to the Seller 6,250,000 shares of its common stock with a fair value of $12.3 million. In addition, the Seller will be entitled to receive contingent consideration from the Company valued at $51.9 million as of December 31, 2021, which must be first paid in shares of our common stock (in an amount up to 8,650,000 shares) and then paid in cash thereafter, contingent upon and following the achievement of certain regulatory, commercial and utilization milestones by specified time periods occurring up to the sixth (6th) anniversary of the Closing Date. On January 12, 2022 the Company entered into a Second Amendment to the Stock Purchase Agreement with the sellers of Holo Surgical to amend one of the regulatory milestones beyond December 31, 2021. This regulatory milestone was subsequently achieved on January 14, 2022, when the Company received 510(k) clearance for the HOLO PortalTM system. Upon achievement of this milestone the Company issued 8,650,000 in common stock at a value of $5.9 million and also paid the sellers $4.1 million in cash for a total payment for achieving the milestone of $10.0 million pursuant to the terms of the agreement. Dr. Pawel Lewicki, a current member of the Board, indirectly owns approximately 57.5% of the outstanding ownership interests in the Seller. Dr. Lewicki was appointed to the Board on November 23, 2020 and the Board decided not to renominate Dr. Lewicki for election to the Board on March 27, 2022.

Simpson Consulting Agreement

On July 15, 2020, the Board appointed Stuart F. Simpson to serve as the Chairman of the Board. On July 20, 2020, Mr. Simpson entered into a consulting agreement (the “Consulting Agreement”) with the Company, pursuant to which he agreed to provide consulting services to the Company. The Consulting Agreement had an initial term of three years. On September 10, 2021, Mr. Simpson resigned as Chairman of the Board and as a member of the Board of Directors of the Company. Due to his resignation, Mr. Simpson’s Consulting agreement with the Company was terminated. Total cash compensation paid to Mr. Simpson for his services for the years ended December 31, 2021 and December 31, 2020 were approximately $0.3 million and $0.1 million respectively. No amounts were otherwise payable to Mr. Simpson as of December 31, 2021 and 2020.

INN Acquisition

On December 30, 2021, the Company entered into a Stock Purchase Agreement with Dearborn Capital Management LLC, and Neva, LLC, a Delaware limited liability company (collectively the sellers of INN), entities owned by Krzysztof Siemionow, MD, PhD, the former Chief Medical Officer of the Company, and Dr. Lewicki. Pursuant to the Stock Purchase Agreement the Company acquired a 42% equity interest in the issued and outstanding shares of Inteneural Networks Inc. (“INN”) for a non-exclusive right to use its proprietary technology. As consideration for the 42% ownership, we paid total consideration of $19.9 million which consisted of $5.0 million in cash, issued to the Sellers 6,820,792 shares of our common stock with a fair value of $4.9 million and issued unsecured promissory notes to the Sellers in an aggregate principal amount of $10.6 million with a fair value of $10.0 million. As part of the transaction, subject to certain contingencies, the Company may purchase up to 100% of the equity of INN if the additional clinical, regulatory, and revenue milestones are met. With the achievement of each milestone and the satisfaction of the related contingencies, the Company will acquire an additional 19.3% equity interest in INN for $19.3 million.

In connection with the acquisition of an equity interest in INN, on December 30, 2021, the Company issued $10.6 million aggregate principal amount of unsecured seller notes (“Seller Notes”) in equal proportions to Dr. Lewicki and Dr. Siemionow. All principal and accrued interest due and payable on the earlier of December 30, 2024, or the date upon which a change in control occurs. Interest is paid in kind and capitalized into the principal amount of the Seller Notes on each anniversary of the issuance date at a rate of 6.8% per year. In the event of default, as defined in the agreement, any and all of the indebtedness may be immediately declared due and payable, and the interest would accrue at a 4.0% higher rate. There is no prepayment penalty or covenants related to the fixed rate notes.

OTHER MATTERS

Our Board knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the person named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt return of your proxy is appreciated and will be helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

ANNUAL REPORT

A copy (without exhibits) of our Annual Report, including our report on Form 10-K for the year ended December 31, 2021, as filed with the SEC, has been or will be provided with this proxy statement; however, that report is not part of the proxy soliciting information.

Additional copies of the Form 10-K are available, free of charge, upon request directed to:

Investor Relations

Surgalign Holdings, Inc.

520 Lake Cook Road, Suite 315,

Deerfield, Illinois 60015

Telephone: (224) 303-4651

You can access our 2021 Form 10-K on our website at https://ir.surgalign.com/sec-filings. Our Form 10-K is not proxy soliciting material.

INCORPORATION BY REFERENCE

To the extent that this proxy statement is incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or any other filing that we make with the SEC.

FUTURE STOCKHOLDER PROPOSALS

All stockholder proposals intended to be presented at our Annual Meeting of Stockholders to be held in 2023 must be received by the Corporate Secretary at the address below no later than December 12, 2022 in order to be considered for inclusion in the Board’s proxy statement and form of proxy card relating to the 2023 Annual Meeting. The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company sponsored proxy materials. In addition, the proxy solicited by the Board for the 2023 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company is provided with written notice of such proposal by January 10, 2023. Pursuant to our Bylaws, proposals submitted other than pursuant to Rule 14(a)-8 or director nominations must be delivered to the Corporate Secretary between January 10, 2023 and February 9, 2023 to be considered timely. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 10, 2023. SEC rules permit management to vote proxies in its discretion with respect to such matters if we advise stockholders how management intends to vote Proposals should be addressed to:

Corporate Secretary

Surgalign Holdings, Inc.

520 Lake Cook Road, Suite 315

Deerfield, Illinois 60015

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Surgalign files annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Accordingly, you can obtain the annual, quarterly and current reports, proxy statements and other information Surgalign files with the SEC, including the documents incorporated by reference in this proxy solicitation statement, without charge through the SEC’s website at www.sec.gov. You can also obtain such documents from Surgalign’s website at www.surgalign.com.

In addition, the SEC allows Surgalign to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy solicitation statement, except for any information that is superseded by information included directly in this proxy solicitation statement.

This proxy solicitation statement incorporates by reference the documents listed below that Surgalign has previously filed or will file with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K). They contain important information about Surgalign, its financial condition and other matters.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

•

Current Reports on Form 8-K filed June 4, 2021, June 11, 2021, July 30, 2021, September 15, 2021, September 23, 2021, October 5, 2021, December 17, 2021, December 27, 2021, January 5, 2022, January 18, 2022, February 15, 2022, March 7, 2022, and April 7, 2022.

In addition, Surgalign incorporates by reference any future filing it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) after the date of this proxy statement and prior to the date of the Annual Meeting. Such documents are considered to be a part of this proxy statement, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

If you are a Surgalign stockholder and would like additional copies of this proxy statement or if you have questions about the proposals to be presented at the Annual Meeting, you should contact Surgalign’s proxy solicitation agent at the following address and telephone number:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720

Stockholders and All Others Call Toll-Free: (877) 629-6357

Email: info@okapipartners.com

If you are a Surgalign stockholder and would like to request documents, please do so by May 3, 2022, in order to receive them before the Annual Meeting. If you request any documents from Surgalign, it will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to Surgalign has been supplied by Surgalign. Information provided by either sets of parties does not constitute any representation, estimate or projection of the other set of parties.

This document is a proxy statement for the Annual Meeting. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

Annex A

THIRD CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SURGALIGN HOLDINGS, INC.

Surgalign Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies:

FIRST: That on March 7, 2022, the board of directors of the Corporation (the “Board of Directors”) duly adopted resolutions: (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment to the Amended and Restated Certificate of Incorporation of the Corporation to increase the authorized shares of the Corporation’s common stock, $0.001 par value; and (ii) declaring such amendment to be advisable.

SECOND: That, in accordance with the provisions of the General Corporation Law of the State of Delaware, the holders of the majority of the issued and outstanding shares of the Corporation entitled to vote approved the amendment at the annual meeting of the Corporation on May 10, 2022.

THIRD: That upon the effectiveness of this certificate, the Amended and Restated Certificate of Incorporation is amended by amending and restating Article FOURTH to read as follows:

“FOURTH: Capital Stock:

This corporation is authorized to issue 600,000,000 shares of Common Stock, $0.001 par value. Except as otherwise required by law, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.”

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by a duly authorized officer of the Corporation this [    ] day of May, 2022.

By:
Name:	Joshua H. DeRienzis
Title:	Chief Legal Officer and Corporate Secretary

A-1

Annex B

THIRD CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SURGALIGN HOLDINGS, INC.

Surgalign Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies:

FIRST: That on March 7, 2022, the board of directors of the Corporation (the “Board of Directors”) duly adopted resolutions: (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment to the Amended and Restated Certificate of Incorporation of the Corporation to effect a reverse stock split of the issued and outstanding shares of common stock, $0.001 par value; and (ii) declaring such amendment to be advisable.

SECOND: That, in accordance with the provisions of the General Corporation Law of the State of Delaware, the holders of the majority of the issued and outstanding shares of the Corporation entitled to vote approved the amendment at the annual meeting of the Corporation on May 10, 2022.

THIRD: That upon the effectiveness of this certificate, the Amended and Restated Certificate of Incorporation is amended by amending and restating Article FOURTH to read as follows:

“FOURTH: Capital Stock:

This corporation is authorized to issue [            ] shares of Common Stock, $0.001 par value. Except as otherwise required by law, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

Upon the effective date of filing this Certificate of Amendment with the Secretary of State of Delaware (the “Effective Date”), every [            ] shares of Common Stock then issued and outstanding or held in the treasury of the corporation immediately prior to the Effective Time shall automatically be combined into one share of Common Stock, without any further action by the holders of such shares (the “Reverse Stock Split”). Each outstanding stock certificate of the corporation which, immediately prior to the Effective Date, represents one or more shares of Common Stock shall thereafter be deemed to represent the appropriate number of shares of Common Stock, taking into account the Reverse Stock Split until such currently outstanding stock certificate is exchanged for a new stock certificate reflecting the appropriate number of shares resulting from the Reverse Stock Split. Upon surrender by a holder of Common Stock of a certificate or certificates for Common Stock, duly endorsed, at the office of the corporation, the Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a new certificate or certificates for the number of shares of Common Stock, to which such holder shall be entitled as a result of the Reverse Stock Split. In lieu of any fractional shares to which a holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors. All share and per share amounts set forth in this Restated Certificate give effect to the Reverse Stock Split and no further adjustment shall be made to the Restated Certificate as a result of such Reverse Stock Split.”

B-1

Annex B

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by a duly authorized officer of the Corporation this [            ] day of May, 2022.

By:
Name:	Joshua H. DeRienzis
Title:	Chief Legal Officer and Corporate Secretary

B-2

Annex C

AMENDMENT TO

SURGALIGN HOLDINGS, INC.

2021 INCENTIVE COMPENSATION PLAN

THIS AMENDMENT TO THE 2021 INCENTIVE COMPENSATION PLAN (this “Amendment”) is adopted effective as of May [11], 2022 (the “Effective Date”), by Surgalign Holdings, Inc., a Delaware corporation (the “Company”), pursuant to Section 9(f) of the Company’s 2021 Incentive Compensation Plan (the “Plan”).

BACKGROUND

The Company’s board of directors (the “Board”) and stockholders (the “Stockholders”) previously approved and adopted the Plan.

The Company desires to increase the maximum number of shares reserved and available for issuance under the Plan from 5,000,000, plus the shares remaining available for awards under the RTI Surgical Inc. 2018 Incentive Compensation Plan (the “2018 Plan”) to 20,000,000, plus the shares remaining available for awards under the 2018 Plan.

The Stockholders previously approved this Amendment. Accordingly, the Board adopts this Amendment as of the Effective Date.

TERMS

1. Nature of Amendment and Capitalized Terms. The Plan shall be amended as specifically set forth in this Amendment. The remaining terms of the Plan that are not specifically amended in this Amendment are in full force and effect. Capitalized terms used in this Amendment and not defined will have the meaning set forth in the Plan. The above recitals are incorporated in this Amendment by reference as though fully set forth in this Amendment.

2. Amendment of Section 4(a). Effective as of the Effective Date, Section 4(a) of the Plan is amended to increase the maximum number of shares reserved and available for issuance under the Plan to 20,000,000, plus the shares remaining available for awards under the 2018 Plan.

DATE ADOPTED BY THE BOARD OF DIRECTORS: March 8, 2022

DATE APPROVED BY THE STOCKHOLDERS: May 10, 2022

By:
Name:	Joshua DeRienzis
Title:	Chief Legal Officer and Corporate Secretary

C-1

SCAN TO VIEW MATERIALS & VOTE w SURGALIGN HOLDINGS, INC. 520 LAKE COOK ROAD, SUITE 315 VOTE BY INTERNET DEERFIELD, ILLINOIS 60015 Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SRGA2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D78259-P72204 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SURGALIGN HOLDINGS, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board recommends a vote FOR all the listed nominees number(s) of the nominee(s) on the line below. and FOR Proposal 2, Proposal 3, Proposal 4, Proposal 5 and Proposal 6. ! ! ! 1. Election of Directors Nominees: 01) Sheryl L. Conley 04) Mark D. Stolper 02) Thomas A. McEachin 05) Paul G. Thomas 03) Terry M. Rich 06) Nicholas J. Valeriani For Against Abstain 2. To approve an amendment to Surgalign’s Amended and Restated Certificate of Incorporation, as amended, to increase the total number of shares ! ! ! authorized for issuance from 300,000,000 shares of common stock to 600,000,000 shares of common stock. 3. To approve an amendment to Surgalign’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the issued ! ! ! and outstanding shares of common stock in one of the following ratios: 1-for-15, 1-for-20 or 1-for-30. 4. To approve an amendment to the Surgalign Holdings, Inc. 2021 Incentive Compensation Plan to increase the number of shares of common stock that ! ! ! are reserved under the Incentive Plan from 5,000,000 shares to 20,000,000 shares. 5. To approve, on a non-binding, advisory basis, the compensation of our named executive officers for 2021, as disclosed in the proxy statement. ! ! ! 6. To ratify the appointment of Grant Thornton LLP as Surgalign’s independent registered public accounting firm for the fiscal year ending ! ! ! December 31, 2022. NOTE: In their discretion, the proxies may transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

EVERY VOTE IS IMPORTANT Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to Be Held on Tuesday, May 10, 2022 The Notice of Annual Meeting, Proxy Statement and Annual Report are available at: http://www.proxydocs.com/SRGA IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL THE CARD D78260-P72204 PROXY CARD                SURGALIGN HOLDINGS, INC.    PROXY CARD ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, MAY 10, 2022 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned, a stockholder of Surgalign Holdings, Inc. (the “Corporation”), hereby constitutes and appoints TERRY M. RICH, DAVID B. LYLE and JOSHUA H. DeRIENZIS and each of them, the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, May 10, 2022, and at any and all adjournments or postponements thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, PROPOSAL 5 AND PROPOSAL 6. Continued and to be signed on reverse side